Exhibit 10.7

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

RESTRUCTURING SUPPORT AGREEMENT

Made as of July 10, 2020

Among

IANTHUS CAPITAL HOLDINGS, INC.
(“iAnthus” or the “Company”) and

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A HERETO
(collectively, the “Subsidiaries” and each a “Subsidiary”)

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT THAT IS A LENDER

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT THAT IS A CONSENTING DEBENTURE HOLDER

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT BY JOINDER AGREEMENT

TABLE OF CONTENTS

Page
RECITALS

Section 1.1 Recapitalization Transaction	2

Section 1.2 Representations and Warranties of the Consenting Debenture Holders	2

Section 1.3 Representations and Warranties of the Lenders	5

Section 1.4 Representations and Warranties of the iAnthus Parties	8

Section 1.5 Consenting Debenture Holders’ Covenants and Agreements	11

Section 1.6 Lenders’ Covenants and Agreements	14

Section 1.7 iAnthus Parties’ Covenants and Agreements	17

Section 1.8 Interim Financing	22

Section 1.9 Negotiation of Documents	24

Section 1.10 Alternative Implementation Process	25

Section 1.11 Conditions to the Consenting Debenture Holders’ Support Obligations	25

Section 1.12 Conditions to the Lenders’ Support Obligations	27

Section 1.13 Conditions to the iAnthus Parties’ Support Obligations	28

Section 1.14 Conditions to the Recapitalization Transaction	29

Section 1.15 Releases	34

Section 1.16 Termination	34

Section 1.17 Effect of Termination	39

Section 1.18 Reaffirmation	40

Section 1.19 Further Assurances	40

Section 1.20 Public Announcements	40

Section 1.21 Lender Consents	40

Section 1.22 Miscellaneous	41

Schedule A – Subsidiaries	A – 1

Schedule B – Definitions	B – 1

Schedule C – Term Sheet	C – 1

Schedule D – Joinder Agreement	D – 1

Schedule E – CCAA Proceedings Terms And Timeline	E – 1

Schedule F – Form of Drawdown Request	F – 1

Schedule G – Amended Secured Debenture Purchase Agreement	G – 1

Schedule H – Interim Financing Budget	H – 1

(i)

RESTRUCTURING SUPPORT AGREEMENT

This Support Agreement is made as of July 10, 2020 among

IANTHUS CAPITAL HOLDINGS, INC.
(“iAnthus” or the “Company”)

and

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A HERETO
(collectively, the “Subsidiaries” and each a “Subsidiary”)

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT THAT IS A LENDER

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT THAT IS A CONSENTING DEBENTURE HOLDER

and

EACH OF THE OTHER SIGNATORIES TO THIS SUPPORT AGREEMENT BY JOINDER AGREEMENT

RECITALS

A. This restructuring support agreement (the “Support Agreement”) sets out the agreement among (i) iAnthus, (ii) the Subsidiaries, (iii) each of the other signatories to this Support Agreement that is a Lender (as defined herein), (iv) each of the other signatories to this Support Agreement that is a Consenting Debenture Holder (as defined herein), and (v) a party by Joinder Agreement (as defined herein), regarding a recapitalization transaction (the “Recapitalization Transaction”) in respect of the Company and the Subsidiaries (iAnthus and the Subsidiaries, the “iAnthus Parties” and each an “iAnthus Party”), as more fully described in the recapitalization term sheet attached as Schedule C (the “Term Sheet”, with the terms of the Recapitalization Transaction set out therein and herein being, collectively, the “Recapitalization Transaction Terms”), which Recapitalization Transaction Terms are to form the basis of the Recapitalization Transaction to be implemented pursuant to (i) a plan of arrangement (the “Plan”) to be filed by the Company in proceedings to be commenced under the British Columbia Business Corporations Act (the “BCBCA” and, such proceedings, the “Arrangement Proceedings”) before the Court (as defined herein), or alternatively (ii) the CCAA Plan (as defined herein) pursuant to a CCAA Proceeding (as defined herein) in accordance with the terms of this Support Agreement, before the Court.

B. Capitalized terms used but not otherwise defined in the main body of this Support Agreement have the meanings given to them in Schedule B.

FOR VALUE RECEIVED, the parties agree as follows:

Section 1.1 Recapitalization Transaction

The Recapitalization Transaction Terms as agreed among the Parties are set forth in this Support Agreement and the Term Sheet, which Term Sheet is incorporated herein and made a part of this Support Agreement. In the case of a conflict between the provisions contained in the main body of this Support Agreement and the Term Sheet, the provisions of the main body of this Support Agreement shall govern. In the case of a conflict between the provisions contained in this Support Agreement or the Term Sheet and the Plan, the terms of the Plan shall govern.

Section 1.2 Representations and Warranties of the Consenting Debenture Holders

Each Consenting Debenture Holder, severally and not jointly, hereby represents and warrants to each Lender and each iAnthus Party (and acknowledges that each Lender and each iAnthus Party is relying on such representations and warranties) that:

(a)	except as otherwise disclosed by such Consenting Debenture Holder to each Lender and the Company in writing on or prior to the date of this Support Agreement, it is either the sole beneficial owner of, or has the sole voting and investment discretion over:

(i)	2023 Debentures in the aggregate principal amount(s) set forth on its signature page to this Support Agreement (collectively, the “Relevant Unsecured Debt”), together with all obligations owing in respect of the Relevant Unsecured Debt, including accrued and unpaid interest and any other amount that such Consenting Debenture Holder is entitled to claim in respect of the Relevant Unsecured Debt pursuant to the Unsecured Debt Documents or otherwise, and no other Unsecured Debt (except as set forth herein); and

(ii)	(ii) that number of Common Shares set forth on its signature page to this Support Agreement (the “Debenture Holder Relevant Shares”), and no other Existing Shares (except as set forth herein);

(b)	it has the authority to vote or direct the voting of its Relevant Unsecured Debt and Debenture Holder Relevant Shares in the Arrangement Proceedings or the CCAA Proceeding;

(c)	it: (i) is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Support Agreement; (ii) has conducted its own analysis and made its own decision to enter into this Support Agreement; (iii) has obtained such independent advice in this regard as it deemed appropriate; and (iv) has not relied in such analysis or decision on any Person other than its own independent advisors;

(d)	this Support Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by the other Parties, this Support Agreement constitutes the legal, valid and binding obligation of such Consenting Debenture Holder, enforceable against such Consenting Debenture Holder in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(e)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all approvals necessary to execute and deliver this Support Agreement and to perform its obligations hereunder;

(f)	the execution and delivery of this Support Agreement by it and the completion by it of the Recapitalization Transactions contemplated herein do not and will not violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Consenting Debenture Holder or any of its properties or assets;

(g)	except as contemplated by this Support Agreement or otherwise disclosed by such Consenting Debenture Holder to the Company in writing on or prior to the date of this Support Agreement, it has not deposited any of its Relevant Unsecured Debt or Debenture Holder Relevant Shares into a voting trust, or granted (or permitted to be granted) any proxies or powers of attorney or attorney in fact, or entered into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Unsecured Debt or Debenture Holder Relevant Shares, or caused any of its Relevant Unsecured Debt or Debenture Holder Relevant Shares, where such trust, grant, agreement, understanding, arrangement, lien, charge, encumbrance or similar restriction would reasonably be expected to restrict in any material manner the ability of such Consenting Debenture Holder to comply with its obligations under this Support Agreement, including the obligations in Section 1.5; and

(h)	it is:

(i)	an “accredited investor” as defined in Rule 501(a) of Regulation D, or

(ii)	a “qualified institutional buyer” as defined under Rule 144A of the 1933 Act, or

(iii)	it was outside the United States when it received the offer of the Transaction Securities, and at the time it executed and delivered this Agreement, and it is not acting for the account or benefit of a U.S. Person or a person in the United States;

(i)	it acknowledges and agrees that:

(i)	iAnthus is currently subject to a cease trade order (the “Cease Trade Order”) issued by the Ontario Securities Commission on June 22, 2020 for failure to file certain financial statements and related periodic disclosure. As a result of the Cease Trade Order, pursuant to Multilateral Instrument 11-103 – Failure-to-File Cease Trade Orders and Revocations in Multiple Jurisdictions, a person or company must not trade in or purchase a security of iAnthus except in accordance with the conditions that are contained in the Cease Trade Order, for so long as the Cease Trade Order remains in effect;

(ii)	none of the Transaction Securities have been or will be registered or qualified under the 1933 Act or any applicable securities laws of any jurisdiction by reason of a specific exemption from such registration or qualification provisions, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Party’s representations as expressed herein or otherwise made pursuant hereto;

(iii)	the Transaction Securities are “restricted securities” as defined in Rule 144(a)(3) under the 1933 Act and subject to applicable resale restrictions under Canadian Securities Laws that, pursuant to these laws, the Party acquiring such Transaction Securities must hold them indefinitely unless they are registered with the United States Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements and any applicable Canadian prospectus requirements is available, and if such an exemption is available, it may be conditioned on, among other things, the time and manner of sale, the holding period for the Transaction Securities, information requirements or affiliate restrictions, and there can be no assurances that such requirements can be satisfied;

(iv)	no public market now exists for certain of the Transaction Securities and there can be no assurances that a public market will ever exist;

(v)	iAnthus has determined that it ceased to qualify as a Foreign Private Issuer as of June 28, 2019 (being the last business day of the second fiscal quarter of the fiscal year ended December 31, 2019), and ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers after December 31, 2019;

(vi)	Rule 905 of Regulation S provides in substance that any “restricted securities” that are equity securities of a U.S. Domestic Issuer, including an issuer that, like iAnthus, has ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers, will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S, and, as interpreted by Staff at the SEC, Rule 905 applies to equity securities that, at the time of issuance were those of a U.S. Domestic Issuer; and

(vii)	the Transaction Securities and any securities issued in respect of or in exchange for such securities may be notated with the following or a substantially similar legends, together with any other legend pursuant to applicable securities laws of any other state or jurisdiction:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. [If the Transaction Securities are being issued in an offshore transaction pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED HEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]”;

Section 1.3 Representations and Warranties of the Lenders

Each Lender, severally and not jointly, hereby represents and warrants to each Consenting Debenture Holder and each iAnthus Party (and acknowledges that each Consenting Debenture Holder and each iAnthus Party is relying on such representations and warranties) that:

(a)	except as otherwise disclosed by such Lender to each Consenting Debenture Holder and the Company in writing on or prior to the date of this Support Agreement, as of the date hereof it is the registered holder of:

(i)	Secured Debentures in the aggregate principal amount(s) set forth on its signature page to this Support Agreement (collectively, the “Relevant Secured Debt”), and no other Secured Debentures (except as set forth herein or as contemplated in the Amended Secured Debenture Purchase Agreement); and

(ii)	that number of outstanding Common Shares set forth on its signature page to this Support Agreement (the “Lender Relevant Shares”), and no other outstanding Common Shares (except as set forth herein);

(b)	it has, or it has given Gotham Green Admin 1, LLC, the authority to vote or direct the voting of the Relevant Secured Debt and the Lender Relevant Shares in the Arrangement Proceedings or the CCAA Proceeding;

(c)	it: (i) is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Support Agreement; (ii) has conducted its own analysis and made its own decision to enter into this Support Agreement; (iii) has obtained such independent advice in this regard as it deemed appropriate; and (iv) has not relied in such analysis or decision on any Person other than its own independent advisors;

(d)	this Support Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by the other Parties, this Support Agreement constitutes the legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(e)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all approvals necessary to execute and deliver this Support Agreement and to perform its obligations hereunder;

(f)	the execution and delivery of this Support Agreement by it and the completion by it of the Recapitalization Transactions contemplated herein do not and will not violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Lender or any of its properties or assets;

(g)	it is:

(i)	an “accredited investor” as defined in Rule 501(a) of Regulation D, or

(ii)	it was outside the United States when it received the offer of the Transaction Securities, and at the time it executed and delivered this Agreement, and it is not acting for the account or benefit of a U.S. person or a person in the United States;

(h)	it acknowledges and agrees that:

(i)	none of the Transaction Securities have been or will be registered or qualified under the 1933 Act or any applicable securities laws of any jurisdiction by reason of a specific exemption from such registration or qualification provisions, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Party’s representations as expressed herein or otherwise made pursuant hereto;

(ii)	the Transaction Securities are “restricted securities” as defined in Rule 144(a)(3) under the 1933 Act and subject to applicable resale restrictions under Canadian Securities Laws that, pursuant to these laws, the Party acquiring such Transaction Securities must hold them indefinitely unless they are registered with the United States Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements and any applicable Canadian prospectus requirements is available, and if such an exemption is available, it may be conditioned on, among other things, the time and manner of sale, the holding period for the Transaction Securities, information requirements or affiliate restrictions, and there can be no assurances that such requirements can be satisfied;

(iii)	no public market now exists for certain of the Transaction Securities and there can be no assurances that a public market will ever exist;

(iv)	iAnthus has determined that it ceased to qualify as a Foreign Private Issuer as of June 28, 2019 (being the last business day of the second fiscal quarter of the fiscal year ended December 31, 2019), and ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers after December 31, 2019;

(v)	Rule 905 of Regulation S provides in substance that any “restricted securities” that are equity securities of a U.S. Domestic Issuer, including an issuer that, like iAnthus, has ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers, will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S, and, as interpreted by Staff at the SEC, Rule 905 applies to equity securities that, at the time of issuance were those of a U.S. Domestic Issuer; and

(vi)	the Transaction Securities and any securities issued in respect of or in exchange for such securities may be notated with the following or a substantially similar legends, together with any other legend pursuant to applicable securities laws of any other state or jurisdiction:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. [If the Transaction Securities are being issued in an offshore transaction pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED HEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]”;

Section 1.4 Representations and Warranties of the iAnthus Parties

Each iAnthus Party (except if the representation is explicitly applicable to the Company only) jointly and severally represents and warrants to each Lender and each Consenting Debenture Holder (and each iAnthus Party acknowledges that each Lender and each Consenting Debenture Holder is relying upon such representations and warranties) that:

(a)	the board of directors of iAnthus and the boards of directors of each Subsidiary have (i) reviewed the Term Sheet, the Recapitalization Transaction Terms, the Interim Financing and this Support Agreement, (ii) approved the transactions contemplated by the Recapitalization Transaction and Term Sheet, and (iii) determined that such transactions are in the best interest of the Company and each Subsidiary, as applicable;

(b)	it: (i) is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Support Agreement; (ii) has conducted its own analysis and made its own decision to enter into this Support Agreement; (iii) has obtained such independent advice in this regard as it deemed appropriate; and (iv) has not relied in such analysis or decision on any Person other than its own independent advisors;

(c)	this Support Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by each of the other Parties, this Support Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(d)	it is duly organized, validly existing, and in good standing with respect to filing annual reports under the Laws of the jurisdiction of its incorporation or formation, as the case may be, and it has all requisite corporate power and corporate capacity to enter into this Support Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby;

(e)	the execution and delivery of this Support Agreement by it and satisfaction of the obligations hereunder, and the completion of the transactions contemplated herein do not and will not (i) subject to obtaining all requisite approvals required pursuant to the Plan, violate or conflict in any material respect with any Law applicable to it or any of its property or assets or (ii) result (with due notice or the passage of time or both) in a violation, conflict or breach of, or constitute a default under, or require any consent to be obtained under its certificate of incorporation, articles, by-laws or other constating documents;

(f)	all financial information that has been provided or made available to the Consenting Debenture Holders and the Lenders, their affiliates or their respective Creditor Advisors by the Company or the Company’s financial advisors, has been prepared in good faith and fairly reflects in all material respects as of the dates thereof, its financial condition and the results of its operations;

(g)	no litigation or proceeding is pending against it before any court, arbitrator, or administrative or governmental body that would materially and adversely affect its ability to enter into this Support Agreement or perform its obligations hereunder, except such actions that first require the Plan to be sanctioned;

(h)	it is conducting its business in compliance with all applicable Laws in all material respects, and neither it, nor any of the other specified entities has received any notice to the effect that, or otherwise has been advised that, it, or any of the other specified entities is not in compliance with such Laws;

(i)	no person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase, or other acquisition from it, of any of its material properties and assets, other than (i) inventory to be sold in the ordinary course of business or pursuant to contractual wholesale arrangements, or (ii) relating to the sale of the Non-Material Properties (as defined herein);

(j)	except as otherwise disclosed by the Company to each Lender and to each Consenting Debenture Holder in writing on or prior to the date of this Support Agreement, there are no “change of control” payments or similar payments or compensation that would be payable to its senior officers or to any of its directors, officers or employees as a result of the implementation of the transactions contemplated by this Support Agreement and the Plan;

(k)	no event or circumstance has occurred which constitutes, or which with the giving of notice, lapse of time, or both would constitute an event of default under any material contracts, to which it is a party, that would be reasonably expected to result in a Material Adverse Change;

(l)	neither the Recapitalization Transaction nor the Arrangement Proceedings will cause a material default or event of default under any material contract now in effect that is expected to remain in effect upon the implementation of the Plan in accordance with its terms (other than those defaults or events of default that are remedied, waived, stayed, extinguished, or otherwise in any way rendered inoperative as part of the Arrangement Proceedings);

(m)	except as otherwise disclosed by the Company to each Lender and to each Consenting Debenture Holder in writing on or prior to the date of this Support Agreement, it is not a party to any contract with any person that would give rise to a valid claim against the Company, the Lenders or the Consenting Debenture Holders for a brokerage commission, finder’s fee or like payment in connection with the Recapitalization Transaction;

(n)	other than as set forth herein, the capital stock, limited liability company interests, partnership interests or other equity ownership or profits interests, and any options, warrants, conversion privileges or rights of any kind to acquire any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests (collectively, the “Equity Interests”) in each of the iAnthus Parties constitute 100% of the issued and outstanding Equity Interests. The issued and outstanding Equity Interests have been duly authorized, validly issued, fully paid and are non-assessable. Such Equity Interests are not subject to any voting trusts, proxies or other contracts or understandings with respect to voting any of such Equity Interests;

(o)	its properties are insured with financially sound and reputable insurance companies that are not affiliates of any of the iAnthus Parties or any of the other specified entities, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where it operates;

(p)	it has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its respective directors, officers, employees and agents and other persons acting on behalf of it with money laundering Laws, anti-corruption Laws and applicable sanctions. It and its respective directors, officers, employees and agents and other persons acting on behalf of it are in compliance with money laundering Laws, anti-corruption Laws and applicable sanctions. Neither it nor its respective directors, officers, employees and agents and other persons acting on behalf of them is a sanctioned person;

(q)	for the purposes of the Recapitalization Transaction, it is indebted to the Unsecured Debenture Holders under the 2023 Debentures in the principal amount of US$60,000,000, plus accrued but unpaid interest and all other amounts (including fees, costs and expenses); and

(r)	for the purposes of the Recapitalization Transaction, as of the date hereof, it is indebted to the Lenders under the Existing Secured Debenture Purchase Agreement in the principal amount of US$97,507,777.78, plus accrued but unpaid interest and all other amounts (including fees, costs and expenses).

Section 1.5 Consenting Debenture Holders’ Covenants and Agreements

Subject to, and in consideration of, the matters set forth in Section 1.6 and Section 1.7, as long as this Support Agreement has not expired or been terminated in accordance with the terms hereof, each Consenting Debenture Holder (severally and not jointly) hereby acknowledges, covenants and agrees, subject to the terms set forth herein:

(a)	to consent to and support the Recapitalization Transaction Terms and the implementation of same pursuant to a Plan in the Arrangement Proceedings in accordance with the Recapitalization Transaction Terms, provided that the Plan is consistent with the Recapitalization Transaction Terms, including, without limitation, treatment of affected stakeholders;

(b)	not to, directly or indirectly, from the date hereof to the date this Support Agreement is terminated:

(i)	except as contemplated by the Term Sheet, sell, assign, lend, pledge, hypothecate, dispose or otherwise transfer (in each case, “Transfer”) any of its Relevant Unsecured Debt or Debenture Holder Relevant Shares or any rights or interests therein (or permit any of the foregoing with respect to any of its Relevant Unsecured Debt or Debenture Holder Relevant Shares) or enter into any agreement, arrangement or understanding in connection therewith except with the prior written consent of iAnthus, provided that each Consenting Debenture Holder may, subject to applicable securities laws, without the consent of iAnthus, Transfer some or all of its Relevant Unsecured Debt or Debenture Holder Relevant Shares to: (I) any other fund managed by the Consenting Debenture Holder (or an Affiliate) for which the Consenting Debenture Holder (or such Affiliate) has the voting and investment discretion, including discretionary authority to manage or administer funds and continues to exercise investment and voting authority with respect to the transferred Relevant Unsecured Debt or Debenture Holder Relevant Shares and such Consenting Debenture Holder (or such Affiliate) shall continue to be bound by this Support Agreement in respect of any such Relevant Unsecured Debt or Debenture Holder Relevant Shares, (II) any other Consenting Debenture Holder, in which event, (x) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Support Agreement in respect of such transferred Relevant Unsecured Debt or Debenture Holder Relevant Shares, and (y) the transferee shall be bound by the terms of this Support Agreement in respect of such transferred Relevant Unsecured Debt or Debenture Holder Relevant Shares, and (III) any other Person provided that in the case of any such Transfer pursuant to this clause (III), such Person has executed a Joinder Agreement with respect to the transferred Relevant Unsecured Debt or Debenture Holder Relevant Shares, in which event, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Support Agreement in respect of such transferred Relevant Unsecured Debt or Debenture Holder Relevant Share. Notwithstanding the foregoing, no Transfer may be made if, after reasonable consultation with the Company, such Consenting Debenture Holder and the Company conclude that such Transfer could reasonably be expected to hinder or delay the Company in obtaining regulatory approval of the Recapitalization Transaction; or

(ii)	except as contemplated by this Support Agreement, to deposit any of its Relevant Unsecured Debt or Debenture Holder Relevant Shares into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Unsecured Debt or Debenture Holder Relevant Shares if such trust, grant, agreement, understanding or arrangement would in any manner restrict the ability of the Consenting Debenture Holder to comply with its obligations under this Support Agreement, including the obligations in this Section 1.5;

(c)	to act in good faith and take all commercially reasonable actions that are reasonably necessary or appropriate to promptly consummate the Recapitalization Transactions in accordance with the terms and conditions set forth in the Recapitalization Transaction Terms and use its reasonable best efforts to support the Recapitalization Transactions contemplated by this Support Agreement and the Term Sheet, as applicable, including, without limitation, assisting with applicable regulatory approvals and license transfers;

(d)	not to take any action that is inconsistent, in any material respect, with its obligations under this Support Agreement or that would frustrate, hinder or delay the consummation of the Recapitalization Transaction and the Plan; provided that nothing in this Support Agreement shall restrict, limit, prohibit, or preclude, in any manner not inconsistent with its obligations under this Support Agreement, any of the Consenting Debenture Holders from, (A) enforcing any rights under this Support Agreement, including any consent or approval rights set forth herein, or (B) contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Support Agreement, or exercising any rights or remedies reserved herein;

(e)	with respect solely to Oasis Investments II Master Fund Inc., from the date of the Support Agreement until the earlier of its expiry or termination, not to take any steps to advance towards trial the claim and counterclaim proceeding under Ontario Superior Court of Justice Court File Number CV-20-00637038-0000 (the “Oasis Litigation”), whether pursuant to the Rules of Civil Procedure (Ontario) or otherwise, including, without limitation, the service of any pleading, request for discovery from iAnthus or any relief or direction from the aforementioned court;

(f)	to vote (or cause to be voted) all of its Relevant Unsecured Debt and Debenture Holder Relevant Shares (including any Existing Shares acquired by such Consenting Debenture Holder after execution of this Support Agreement), as applicable:

(i)	in favour of the approval, consent, ratification and adoption of the Plan (and any actions required in furtherance thereof) in accordance with the terms herein, provided that the Plan is consistent in all respects with the Recapitalization Transaction Terms; and

(ii)	against the approval, consent, ratification and adoption of any matter or transaction that, if approved, consented to, ratified or adopted could reasonably be expected to delay, challenge, frustrate or hinder the consummation of the Recapitalization Transaction or the Plan, as applicable, and that it shall tender its proxy for any such vote in compliance with any deadlines set forth in the Interim Order;

(g)	not to withdraw, amend, or revoke, its tender, consent, or vote with respect to the Plan; provided, however, that such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Consenting Debenture Holder at any time if this Support Agreement is terminated with respect to such Consenting Debenture Holder (it being understood by the Parties that any modification of the Plan that results in a termination of this Support Agreement pursuant to Section 1.16 hereof shall entitle such Consenting Debenture Holder an opportunity to change its vote);

(h)	not to propose, file, solicit, vote for or otherwise support any alternative offer, restructuring, liquidation, workout or plan of compromise or arrangement or reorganization of or for the Company, including any proceeding under the BCBCA, other legislation or otherwise, that is inconsistent with the Recapitalization Transaction and the Plan, except with the prior written consent of the Company and the Lenders;

(i)	to support, and to instruct their respective advisors to support all motions filed by the Company in the Arrangement Proceedings that are consistent with and in furtherance of the Recapitalization Transaction and the Plan and, if requested by the Company, provide commercially reasonable assistance to the Company in obtaining any required regulatory approvals and/or required material third party approvals to effect the Recapitalization Transaction, in each case at the expense of the Company;

(j)	not to take any other action that is materially inconsistent with its obligations under this Support Agreement and the Term Sheet;

(k)	to, until termination or expiration of this Support Agreement, forbear from further exercising any rights or remedies in connection with any events of default that now exist or may in future arise under any Unsecured Debt Document or any other agreement to which the Consenting Unsecured Debenture Holders are party with the Company, (the “Unsecured Document Defaults”) and shall take such steps as are necessary to stop any current or pending enforcement efforts in relation thereto; and

(l)	subject to Section 1.20 hereof, to allow the Company to disclose the existence and factual details of this Support Agreement with respect to any public disclosure, including, without limitation, press releases and court materials, and the filing of this Support Agreement on SEDAR and with the Court in connection with the Arrangement Proceedings.

Section 1.6 Lenders’ Covenants and Agreements

Subject to, and in consideration of, the matters set forth in Section 1.5 and Section 1.7, as long as this Support Agreement has not expired or been terminated in accordance with the terms hereof, each Lender (severally and not jointly) hereby acknowledges, covenants and agrees:

(a)	to the Recapitalization Transaction Terms and the implementation of same pursuant to the Arrangement Proceedings in accordance with the terms of this Support Agreement and the Milestones;

(b)	to execute the Amended Secured Debenture Purchase Agreement (as defined herein) concurrently with this Support Agreement;

(c)	with respect only to the Tranche 4 Lenders (as defined in the Amended Secured Debenture Purchase Agreement), within three (3) Business Days following the execution of this Support Agreement, to advance US$14,000,000 to iAnthus Capital Management, LLC in accordance with the Amended Secured Debenture Purchase Agreement;

(d)	not to, directly or indirectly, from the date hereof to the date this Support Agreement is terminated:

(i)	except as contemplated by the Term Sheet, Transfer any of its Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares or any rights or interests therein (or permit any of the foregoing with respect to any of its Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares) or enter into any agreement, arrangement or understanding in connection therewith except with the prior written consent of iAnthus, provided that each Lender may, subject to applicable securities laws, without the consent of iAnthus, Transfer some or all of its Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares to: (I) any other fund managed by the Lender (or an Affiliate) for which the Lender (or such Affiliate) has the voting and investment discretion, including discretionary authority to manage or administer funds and continues to exercise investment and voting authority with respect to the transferred Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares and such Lender (or such Affiliate) shall continue to be bound by this Support Agreement in respect of any such Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares, and (II) any other Person provided that in the case of any such Transfer pursuant to this clause (II), such Person has executed a Joinder Agreement with respect to the transferred Relevant Secured Debt, Tranche 4 Debentures or Debenture Holder Relevant Shares, in which event, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Support Agreement in respect of such transferred Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Share. Notwithstanding the foregoing, no Transfer may be made if, after reasonable consultation with the Company, such Lender and the Company conclude that such Transfer could reasonably be expected to hinder or delay the Company in obtaining regulatory approval of the Recapitalization Transaction; or

(ii)	except as contemplated by this Support Agreement, deposit any of its Lender Relevant Shares into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Lender Relevant Shares if such trust, grant, agreement, understanding or arrangement would in any manner restrict the ability of the Lender to comply with its obligations under this Support Agreement, including the obligations in this Section 1.5;

(e)	to act in good faith and take all commercially reasonable actions that are reasonably necessary or appropriate to promptly consummate the Recapitalization Transactions in accordance with the Recapitalization Transaction Terms and use its reasonable best efforts to support the Recapitalization Transactions contemplated by this Support Agreement and the Recapitalization Transaction Terms, as applicable, including, without limitation, assisting with applicable regulatory approvals and license transfers;

(f)	not to take any action that is inconsistent, in any material respect, with its obligations under this Support Agreement or that would frustrate, hinder or delay the consummation of the Recapitalization Transaction and the Plan; provided that nothing in this Support Agreement shall restrict, limit, prohibit, or preclude, in any manner not inconsistent with its obligations under this Support Agreement, any of the Lenders from, (A) enforcing any rights under this Support Agreement, including any consent or approval rights set forth herein, or (B) contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Support Agreement, or exercising any rights or remedies reserved herein;

(g)	to vote (or cause to be voted) all of its Relevant Secured Debt, Tranche 4 Debentures and Lender Relevant Shares (including any Existing Shares acquired by such Lender after execution of this Support Agreement), as applicable:

(i)	in favour of the approval, consent, ratification and adoption of the Plan (and any actions required in furtherance thereof) in accordance with the terms herein, provided that the Plan is consistent in all respects with the Recapitalization Transaction Terms; and

(ii)	against the approval, consent, ratification and adoption of any matter or transaction that, if approved, consented to, ratified or adopted could reasonably be expected to delay, challenge, frustrate or hinder the consummation of the Recapitalization Transaction or the Plan, as applicable, and that it shall tender its proxy for any such vote in compliance with any deadlines set forth in the Interim Order;

(h)	not to withdraw, amend, or revoke, its tender, consent, or vote with respect to the Plan; provided, however, that such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Lender at any time if this Support Agreement is terminated with respect to such Lender (it being understood by the Parties that any modification of the Plan that results in a termination of this Support Agreement pursuant to Section 1.16 hereof shall entitle such Lender an opportunity to change its vote);

(i)	not to propose, file, solicit, vote for or otherwise support any alternative offer, restructuring, liquidation, workout or plan of compromise or arrangement or reorganization of or for the Company, including any proceeding under the BCBCA, other legislation or otherwise, that is inconsistent with the Recapitalization Transaction and the Plan, except with the prior written consent of the Company and the Initial Consenting Debenture Holders;

(j)	to support, and to instruct their respective Creditor Advisors to support all motions filed by the Company in the Arrangement Proceedings that are consistent with and in furtherance of the Recapitalization Transaction and the Plan and, if requested by the Company, provide commercially reasonable assistance to the Company in obtaining any required regulatory approvals and/or required material third party approvals to effect the Recapitalization Transaction, in each case at the expense of the Company;

(k)	not to take any other action that is materially inconsistent with its obligations under this Support Agreement and the Term Sheet;

(l)	to, until termination or expiration of this Support Agreement, (i) forbear from exercising or continuing to exercise any rights or remedies in connection with any events of default that now exist or may in the future arise under the Secured Debentures or any other Transaction Agreement (as defined in the Secured Debentures) or any other agreement to which a Lender is party with any iAnthus Party (the “Secured Debenture Defaults”), (ii) (and is hereby deemed to) withdraw and revoke any attempted exercise of an Irrevocable Proxy Coupled with an Interest issued by any iAnthus Party, and (iii) take such steps as are necessary to stop any current or pending enforcement efforts or exercise of rights including but not limited to taking the following actions in relation to the UCC Sale Process (as defined in the Term Sheet): (a) cancel and cease the UCC Sale Process, including any marketing efforts by Roth Capital Partners and any discussions, diligence or any activity in furtherance of such a sale process, and (b) cause the Collateral Agent to immediately issue, or cause to be issued, necessary notices to cancel any sale transaction contemplated by the UCC Sale Process; and

(m)	subject to Section 1.15 and Section 1.16 hereof, to allow the Company to disclose the existence and factual details of this Support Agreement with respect to any public disclosure, including, without limitation, press releases and court materials, and the filing of this Support Agreement on SEDAR and with the Court in connection with the Arrangement Proceedings.

Section 1.7 iAnthus Parties’ Covenants and Agreements

Subject to, and in consideration of, the matters set forth in Section 1.5 and Section 1.6, as long as this Support Agreement has not expired or been terminated in accordance with the terms hereof, each iAnthus Party (jointly and severally) acknowledges, covenants and agrees:

(a)	to the Recapitalization Transaction Terms;

(b)	to pursue the completion of the Recapitalization Transaction in good faith by way of the Plan on the timetable set forth herein, and not to take any action that is inconsistent with the terms of this Support Agreement or that it would be prohibited from doing directly or indirectly under this Support Agreement;

(c)	to file the Plan on a timely basis consistent with the terms and conditions of this Support Agreement, to recommend to any Person entitled to vote on the Plan that they vote to approve the Plan and to take all reasonable actions necessary to obtain any regulatory approvals for the Recapitalization Transaction and to achieve the following timeline with respect to the Arrangement Proceedings (which timeline may be extended at any time as agreed by the Company, the Lenders and the Initial Consenting Debenture Holders):

(i)	filing the application in the Arrangement Proceedings seeking the Interim Order by no later than July 30, 2020;

(ii)	obtaining entry of the Interim Order by the Court, in form and substance satisfactory to the Company, Lenders and Initial Consenting Debenture Holders, each acting reasonably, by no later than August 7, 2020;

(iii)	commencing solicitation procedures with respect to the Plan on or before August 17, 2020;

(iv)	calling, holding and conducting the meetings contemplated by the Interim Order by no later than September 21, 2020;

(v)	causing the Plan to be approved by the Court pursuant to the Final Order, in form and substance satisfactory to the Company, Lenders, and Initial Consenting Debenture Holders, each acting reasonably, by no later than September 28, 2020;

(vi)	implementing the Recapitalization Transaction pursuant to the Plan on or prior to the Outside Date; and

(vii)	if applicable, complying with the timelines and terms set forth in Schedule E;

Each of the foregoing deadlines shall be automatically extended by up to three (3) Business Days on written notice by the Company to the Lenders and the Initial Consenting Debenture Holders, delivered no later than the applicable deadline set out above, that it is taking all reasonable actions necessary to meet its obligations thereunder.

(d)	to cooperate and work in good faith with Cassels Brock & Blackwell LLP (“Cassels”) and such other counsel to the Initial Consenting Debenture Holders, and Davies Ward Phillips & Vineberg LLP (“Davies”) and such other counsel to the Lenders, (A) to prepare or cause to be prepared the Definitive Documents, each of which as applicable, for the avoidance of doubt, shall contain terms and conditions consistent with this Support Agreement and shall otherwise be in form and substance satisfactory to the Company, the Lenders and the Initial Consenting Debenture Holders, each acting reasonably, (B) to provide draft copies of the Definitive Documents and all other pleadings and documents the Company intends to file with the Court or otherwise disseminate, in each case, to the Creditor Advisors at least four (4) Business Days prior to the date when the Company intends to file or otherwise disseminate such documents (or, where circumstances make it impracticable to allow for four (4) Business Days’ review, with as much opportunity for review and comment as is practically possible in the circumstances, but in no event less than two (2) Business Days’ review unless otherwise agreed by the Lenders and the Initial Consenting Debenture Holders), and all such filings, proposed orders and other documents submitted to the Court shall be in a form consistent with this Support Agreement and the Term Sheet and otherwise acceptable to the Company, Lenders and the Initial Consenting Debenture Holders, each acting reasonably;

(e)	without the prior written consent of the Lenders, and Initial Consenting Debenture Holders, amend, modify, replace, terminate, repudiate, disclaim or waive any rights under or in respect of (i) its material contracts (other than as expressly required by such material contracts, by this Support Agreement or in the ordinary course of performing their obligations under such material contracts) in any manner that would reasonably be expected to be material, or (ii) this Support Agreement (except as permitted by the terms hereof);

(f)	to promptly notify each of the Lenders and each of the Consenting Debenture Holders of any claims threatened or brought against it which may impede or delay the consummation of the Recapitalization Transaction or the Plan;

(g)	to timely file a formal written response in opposition to or take all appropriate actions to oppose (if circumstances do not allow for the filing of a formal written response) any objection filed with the Court by any Person which objection is inconsistent with the Plan and the Recapitalization Transaction;

(h)	to take all appropriate actions to oppose any insolvency or other proceeding brought against the Company or any of its subsidiaries;

(i)	subject to Section 1.7(v), to not, without the prior written consent of the Lenders and the Initial Consenting Debenture Holders, enter into or agree to any settlement, settlement proposal, commitment, commitment proposal or otherwise settle (i) any outstanding claim, litigation, proceeding or action individually in excess of US$50,000 (provided that, in consultation with the Lenders and the Initial Consenting Debenture Holders, an iAnthus Party may settle claims between US$50,001 to US$100,000, individually or up to US$250,000 in the aggregate), or (ii) with any regulatory authority or Governmental Entity in respect of any investigation into any iAnthus Party;

(j)	to promptly notify the Lenders and the Consenting Debenture Holders if, at any time before the Effective Time, it becomes aware that any material application for a regulatory approval or any other material order, registration, consent, filing, ruling, exemption or approval under applicable laws contains a statement which is materially inaccurate or incomplete or of information that otherwise requires an amendment or supplement to such application, and the Company shall co-operate in the preparation of such amendment or supplement as required;

(k)	except with the prior written consent of the Lenders and the Initial Consenting Debenture Holders, to operate its business in the ordinary course of business, having regard to its current financial condition and the COVID-19 pandemic;

(l)	to not, except with the prior written consent of the Lenders and the Initial Consenting Debenture Holders, enter into any agreement for any acquisition or divestiture by the Company or any of its direct or indirect subsidiaries or affiliates of any of its assets or business with a purchase price that exceeds US$100,000, other than the sales of the Non-Material Properties;

(m)	except with the prior written consent of the Lenders and the Initial Consenting Debenture Holders, or as specifically permitted by this Support Agreement and the Recapitalization Transaction, to not: (i) prepay, redeem prior to maturity, defease, repurchase or make other prepayments in respect of any non-revolving funded debt, other than the Small Business Loan; (ii) other than in the ordinary course of business consistent with past practice and any changes resulting from the COVID-19 pandemic, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness of any kind whatsoever; (iii) create, incur, assume or otherwise cause or suffer to exist or become effective any new lien, charge, mortgage, hypothec or security interest of any kind whatsoever on, over or against any of their assets or property (except for any lien, charge, mortgage, hypothec or security interest that is incurred in the ordinary course of business and that is not material); or (iv) except in connection with the ordinary cash management procedures between the Company and its direct and indirect subsidiaries and affiliates or any intercompany dividends or distributions made that are consistent with past practice, declare or pay any dividends or distributions on or in respect of any shares in the Company or any of its direct or indirect subsidiaries or affiliates or redeem, retract, purchase or acquire any of such shares, provided that no such dividends or distributions shall be made to an entity that is not subject to the security interests held by the Lenders;

(n)	to promptly notify the Lenders and each of the Consenting Debenture Holders upon becoming aware of any new claims threatened in writing or brought against it in excess of US$250,000 in the aggregate;

(o)	to promptly notify the Lenders and each of the Consenting Debenture Holders of any event, condition, or development that has resulted in the inaccuracy or breach of any representation or warranty, covenant or agreement contained in this Support Agreement made by or to be complied with by any iAnthus Party in any material respect;

(p)	to not, except pursuant to the Plan, amalgamate, consolidate with or merge into, transfer or sell all, substantially all, or a material portion of their assets to, another entity, or change the nature of its business or its corporate or capital structure;

(q)	to provide, upon reasonable request and with reasonable prior notice, the Lenders, the Initial Consenting Debenture Holders, and Creditor Advisors with reasonable access to the books and records of the Company and its subsidiaries and affiliates (other than books or records that are subject to solicitor-client privilege or other type of privilege, as applicable) for review in connection with the Recapitalization Transaction, in each case in accordance with, and only to the extent permitted or required by, the terms of any confidentiality agreements with the Company;

(r)	to take all steps reasonably in the control of the iAnthus Parties to be in compliance with all applicable securities laws in Canada and the United States, including having the Cease Trade Order lifted by filing all financial statements and other continuous disclosure that is required to be filed under applicable securities laws in Canada;

(s)	to not, except (i) as permitted by this Support Agreement; or (ii) with the prior written consent of the Lenders and the Initial Consenting Debenture Holders, commence, consummate an agreement to commence, make, solicit, assist, initiate, encourage, facilitate, propose, file, initiate any discussions or negotiations regarding any alternative offer, restructuring, liquidation, workout or plan of compromise or arrangement, reorganization under the CCAA, BCBCA, other legislation or otherwise;

(t)	to pay in full upon the advance of the Interim Financing all reasonable and documented accrued but unpaid fees and expenses for the period prior to and including the date of this Support Agreement of Cassels, Davies, Stikeman Elliott LLP and such other advisors to (and on such terms) each of the Initial Consenting Debenture Holders and Lenders as may be separately agreed to with the Company (collectively, the “Creditor Advisors”);

(u)	from and after the date of the advance of the Interim Financing and until the termination of this Support Agreement, and regardless of whether or not the Recapitalization Transaction is consummated, to pay all documented fees and expenses of each of the Creditor Advisors on a current basis and no later than seven (7) days following receipt by the Company of an invoice;

(v)	within five (5) Business Days from the date of the Support Agreement, and regardless of whether or not the Recapitalization Transaction is consummated, to serve and file a Notice of Discontinuance on a “with prejudice” basis in respect of the statement of claim issued by iAnthus against Oasis Investments II Master Fund Ltd. on February 27, 2020 in the Oasis Litigation;

(w)	to not, except with the prior written consent of the Initial Consenting Debenture Holders and the Lenders, amend any existing employment contract or enter into any new employment contract with any officer or senior manager of an iAnthus Party;

(x)	that, during the period from the date of this Support Agreement until the earlier of the Effective Time and the time that this Support Agreement is terminated in accordance with its terms, except: (i) with the prior written consent of the Lenders and Initial Consenting Debenture Holders, such consent not to be unreasonably withheld or delayed; or (ii) as required by applicable Law, to conduct its business in the ordinary course of business consistent with past practice and any changes resulting from the COVID-19 pandemic and in accordance with, in all material respects, all applicable Laws; and

(y)	to use reasonable best efforts to cause its controlled affiliates, directors, officers, employees, advisors, and any other persons acting under the direction of any of them, and the representatives of any of the foregoing, without the express written knowledge and consent of the Lenders and the Initial Consenting Debenture Holders, to not initiate, solicit, encourage or otherwise request inquiries or proposals with respect to, or engage or participate in any negotiations concerning, or provide any confidential or non-public information or data to, any person or entity relating to, or approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, or other agreement related to, any offer, proposal, or inquiry relating to, or any third-party indication of interest in (i) any proposal for an alternative refinancing, recapitalization or other extraordinary transaction other than the Recapitalization Transaction or any purchase, sale,or other disposition of all or a material portion of the Company’s business or assets, except for the sale of assets in the ordinary course of business, (ii) any issuance, sale, or other disposition of any equity interest (including, without limitation, securities or instruments directly or indirectly convertible or exchangeable into equity but excluding any intercompany transactions necessary or desirable in connection with the Recapitalization Transaction) in the Company (by the Company) or any Subsidiaries, (iii) any merger, acquisition, consolidation or similar business combination transaction, involving the Company or any Subsidiaries (excluding any intercompany transaction necessary or desirable in connection with the Recapitalization Transaction) or (iv) any other transaction the purpose or effect of which would be reasonably expected to, or which would prevent or render impractical, or otherwise frustrate or impede in any material respect, the Recapitalization Transaction.

Section 1.8 Interim Financing

(a)	Certain of the Lenders shall make available to the iAnthus Parties a secured non- revolving credit facility on the terms and conditions set out in the Amended Secured Debenture Purchase Agreement (defined below) including the issuance of the Tranche 4 Debentures (as defined therein) (the “Interim Financing”).

(b)	(b) The proceeds of the Interim Financing shall be funded into an existing account of the Borrower (the “Loan Account”). The Interim Financing shall be advanced from the Loan Account subject to draw requests (each, a “Draw Request”) in accordance with the Interim Financing Budget, which requests shall be made no less than two (2) Business Days prior to the advance of funding in the form attached hereto as Schedule F. The Company shall be entitled to draw from the Loan Account based on the Draw Requests as approved in writing by the Lenders or Davies.

(c)	By no later than three (3) Business Days following the execution of this Support Agreement by all Parties, the Lenders shall make the Interim Financing available to the Borrower on the following terms and conditions:

(i)	The Interim Financing will mature on the earlier of July 13, 2025 and the date the iAnthus Parties’ obligations thereunder are accelerated pursuant to the terms thereof. The principal amount of the debentures issued in connection with the Interim Financing will accrue interest at a rate of 8% per annum, such interest being payable in kind by adding the amount thereof to the principal amount of the Interim Financing on a monthly basis. The iAnthus Parties shall not be permitted to prepay any portion of the principal or interest of the Interim Financing until on or after July 13, 2023. The Interim Financing shall be subject to a second amended and restated secured debenture purchase agreement among the Lenders and the iAnthus Parties, in the form attached hereto as Schedule G, to be entered into and executed concurrently with the execution hereof (the “Amended Secured Debenture Purchase Agreement”). The Tranche 4 Debentures evidencing the Interim Financing shall be issued by the Borrower to the Lenders or their affiliates that provide the Interim Financing. The Interim Financing will be guaranteed by, and secured by the assets of, the Company and its Subsidiaries in the same manner and subject to the same terms and conditions as such iAnthus Parties have previously guaranteed and secured the Obligations (as defined in the Existing Secured Debenture Purchase Agreement). With respect to the Interim Financing terms, to the extent there is any inconsistency between this Support Agreement on the one hand, and the Amended Secured Debenture Purchase Agreement and all debentures and other Transaction Agreements (as defined in the Amended Secured Debenture Purchase Agreement) entered into in connection therewith on the other, then the terms of this Support Agreement shall be paramount and prevail to the extent of the inconsistency. For greater certainty, the Lenders acknowledge and agree none of the indebtedness under the Amended Secured Debenture Purchase Agreement may be converted into equity of the Company (except in accordance with the Plan) while the Cease Trade Order remains in effect;

(ii)	the iAnthus Parties shall use the proceeds of the Interim Financing, in each case in accordance with the Interim Financing Budget, (x) to fund the iAnthus Parties’ funding requirements during the period of the Support Agreement, including funding working capital and other general corporate purposes of the iAnthus Parties, and (y) pay the professional fees and expenses of (A) the iAnthus Parties, including all unpaid invoices and reasonable future fees and expenses of McMillan LLP, Duane Morris LLP, Lax O’Sullivan Lisus Gottlieb LLP, FTI Consulting Canada Inc. and its counsel, and Canaccord Genuity Corp. (collectively, the “Company Advisors”), and (B) the Creditor Advisors;

(iii)	attached hereto as Schedule H is a copy of the agreed summary Interim Financing Budget (excluding the supporting documentation provided directly to the Lenders in connection therewith), which is in form and substance satisfactory to the Lenders and Initial Consenting Debenture Holders;

(iv)	iAnthus may update and propose a revised Interim Financing Budget to the Lenders, after consultation with the Initial Consenting Debenture Holders, no more frequently than every two weeks (unless otherwise consented to by the Lenders), in each case to be delivered to the Lenders, no earlier than the Friday of the second week following the date of the delivery of the prior Interim Financing Budget. If the Lenders, (x) acting reasonably, approve such revised Interim Financing Budget, or (y) in the event that the Lenders do not deliver to the Borrower written notice within three (3) Business Days after receipt by the Lenders of a proposed revised Interim Financing Budget that such proposed revised Interim Financing Budget is not acceptable to them, such proposed revised Interim Financing Budget shall automatically and without further action be deemed to have been accepted by the Lenders and, in either case such revised Interim Financing Budget shall become the Interim Financing Budget for purposes of this Interim Financing;

(v)	on the last Business Day of every week, the Borrower shall deliver to the Lenders, with a copy to the Initial Consenting Debenture Holders, a variance calculation to the Sunday of the prior week certified by an officer of the Borrower (the “Variance Report”) setting forth (i) actual receipts and disbursements for the week, and (ii) actual receipts and disbursements on a cumulative basis since the beginning of the period covered by the then-current Interim Financing Budget, in each case as against the then- current Interim Financing Budget, and setting forth all the variances, on a line-item and aggregate basis in comparison to the amounts set forth in respect thereof in the Interim Financing Budget. Each Variance Report shall include reasonably detailed explanations for any material variances during the relevant period; and

(vi)	the Borrower shall comply with the Interim Financing Budget subject to the Permitted Variance.

Section 1.9 Negotiation of Documents

(a)	Subject to the terms and conditions of this Support Agreement, the Parties shall reasonably cooperate with each other and shall coordinate their activities (to the extent practicable) in respect of (i) the timely satisfaction of conditions with respect to the effectiveness of the Recapitalization Transaction and the Plan as set forth herein and therein and otherwise ancillary thereto, (ii) all matters concerning the implementation of the Recapitalization Transaction and the Plan as set forth herein and therein and otherwise ancillary thereto, and (iii) the pursuit and support of the Recapitalization Transaction and the Plan. Furthermore, subject to the terms and conditions of this Support Agreement, each of the Parties shall take such actions as may be reasonably necessary to carry out the purposes and intent of this Support Agreement, including making and filing any required regulatory filings, in each case at the expense of the Company.

(b)	Subject to the terms and conditions of this Support Agreement, to the extent the Support Agreement has not been terminated in accordance with its terms, each Party hereby covenants and agrees (i) to reasonably cooperate and negotiate in good faith, and consistent with this Support Agreement, the Definitive Documents and all ancillary documents relating thereto, as applicable, and (ii) to the extent it is a party thereto, to execute, deliver and perform its obligations under such documents.

Section 1.10 Alternative Implementation Process

(a)	In the event that either:

(i)	the requisite shareholder approval has not been obtained on the Plan by the Voting Deadline, at a meeting held on or before the meeting deadline set out in Section 1.7(c)(iv) or at a meeting held at a later date, with the consent of the Initial Consenting Debenture Holders and the Lenders; or

(ii)	the Company, the Lenders and the Initial Consenting Debenture Holders agree to seek the approval of the Plan by the Court notwithstanding a failure, if any, to obtain shareholder approval by the Voting Deadline, and the Court does not approve the Plan and enter the Final Order by the requisite deadline set forth in Section 1.7(c)(v)

then the Company shall immediately, but not later than five (5) Business Days following such deadlines, commence an application in the Court for an initial order under the CCAA and an amended and restated initial order (collectively, the “Initial CCAA Order”) each in form and substance satisfactory to the Company, the Lenders, and the Initial Consenting Debenture Holders, each acting reasonably, all in accordance with the terms and timeline set forth in Schedule E hereto.

(b)	Except as modified by this Section 1.10, all of the obligations and commitments of the Parties under this Support Agreement shall apply mutatis mutandis in the context of the CCAA Proceeding and references to the “Plan” are deemed to be references to the “CCAA Plan” where applicable.

Section 1.11 Conditions to the Consenting Debenture Holders’ Support Obligations

Notwithstanding anything to the contrary contained in this Support Agreement and without limiting any other rights of the Consenting Debenture Holders hereunder, each Consenting Debenture Holder’s obligation to vote in favour of the Plan pursuant to Section  1.5(f)(i) hereof, shall be subject to the satisfaction of the following conditions, each of which may be waived, in whole or in part, by the Initial Consenting Debenture Holders (provided that such conditions shall not be enforceable by a Consenting Debenture Holder, if any failure to satisfy such conditions results directly from an action, error or omission by or within the control of such Consenting Debenture Holder, seeking enforcement):

(a)	each iAnthus Party shall have executed this Support Agreement;

(b)	the Plan and all Definitive Documents shall be in form and substance acceptable to the Initial Consenting Debenture Holders, acting reasonably;

(c)	all orders made and judgments rendered by any competent court of law and all rulings and decrees of any competent regulatory body, agent or official in respect of the Arrangement Proceedings and the Recapitalization Transaction shall be satisfactory to the Initial Consenting Debenture Holders, acting reasonably;

(d)	the Interim Order, the Plan, the proposed Final Order in respect of the Plan, and all other materials filed by or on behalf of the Company in the Arrangement Proceedings shall have been filed (and, if applicable, issued) in form and substance acceptable to the Initial Consenting Debenture Holders, acting reasonably;

(e)	each iAnthus Party shall have complied in all material respects with each covenant and obligation in this Support Agreement that is to be performed on or before the date that is three (3) Business Days prior to the Voting Deadline (subject to any agreed upon extension of the Milestones set out herein);

(f)	there shall not exist or have occurred any Material Adverse Change from and after the date of this Support Agreement;

(g)	all accrued and unpaid accounts of Creditor Advisors shall have been paid in full, in accordance with the Interim Financing Budget, on or before the date that is one (1) Business Day prior to the Voting Deadline;

(h)	there shall have been no appointment of any new senior executive officers of the Company or any of the Subsidiaries or members of the board of directors of the Company, or any chief restructuring officer of the Company, unless such appointment(s), including its terms, was on terms satisfactory to the Initial Consenting Debenture Holders, other than the appointment of an existing executive or employee of the Company or any of the Subsidiaries to such office in order to maintain compliance with state regulatory requirements;

(i)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application (other than a frivolous or vexatious application by a Person other than a Governmental Entity) shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Recapitalization Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit) the Recapitalization Transaction or any material part thereof or requires or purports to require a material variation of the Recapitalization Transaction;

(j)	the representations and warranties of each iAnthus Party set forth in this Support Agreement shall continue to be true and correct in all material respects (except for those representations and warranties which expressly include a materiality standard, which shall be true and correct in all respects giving effect to such materiality standard) at and as of the date hereof and at and as of the Effective Date (except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date), except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Support Agreement; and

(k)	all actions taken by the iAnthus Parties in furtherance of the Recapitalization Transaction and the Plan shall be consistent in all material respects with this Support Agreement.

Section 1.12 Conditions to the Lenders’ Support Obligations

Notwithstanding anything to the contrary contained in this Support Agreement and without limiting any other rights of the Lenders hereunder, each Lender’s obligation to vote in favour of the Plan pursuant to Section 1.6(g)(i) hereof, shall be subject to the satisfaction of the following conditions, each of which may be waived, in whole or in part, by the Lenders (provided that such conditions shall not be enforceable by a Lender, if any failure to satisfy such conditions results directly from an action, error or omission by or within the control of such Lender, seeking enforcement):

(a)	each iAnthus Party shall have executed this Support Agreement;

(b)	the Plan and all Definitive Documents shall be in form and substance acceptable to the Lenders, acting reasonably;

(c)	all orders made and judgments rendered by any competent court of law and all rulings and decrees of any competent regulatory body, agent or official in respect of the Arrangement Proceedings and the Recapitalization Transaction shall be satisfactory to the Lenders, acting reasonably;

(d)	the Interim Order, the Plan, the proposed Final Order in respect of the Plan, and all other materials filed by or on behalf of the Company in the Arrangement Proceedings shall have been filed (and, if applicable, issued) in form and substance acceptable to the Lenders, acting reasonably;

(e)	each iAnthus Party shall have complied in all material respects with each covenant and obligation in this Support Agreement that is to be performed on or before the date that is three (3) Business Days prior to the Voting Deadline (subject to any agreed upon extension of the Milestones set out herein);

(f)	there shall not exist or have occurred any Material Adverse Change from and after the date of this Support Agreement;

(g)	all accrued and unpaid accounts of Creditor Advisors shall have been paid in full, in accordance with the Interim Financing Budget, on or before the date that is one (1) Business Day prior to the Voting Deadline;

(h)	there shall have been no appointment of any new senior executive officers of the Company or any of the other Subsidiaries or members of the board of directors of the Company, or any chief restructuring officer of the Company, unless such appointment(s), including its terms, was on terms satisfactory to the Lenders, other than the appointment of an existing executive or employee of the Company or any of the Subsidiaries to such office in order to maintain compliance with state regulatory requirements;

(i)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application (other than a frivolous or vexatious application by a Person other than a Governmental Entity) shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Recapitalization Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit) the Recapitalization Transaction or any material part thereof or requires or purports to require a material variation of the Recapitalization Transaction;

(j)	the representations and warranties of each iAnthus Party set forth in this Support Agreement shall continue to be true and correct in all material respects (except for those representations and warranties which expressly include a materiality standard, which shall be true and correct in all respects giving effect to such materiality standard) at and as of the date hereof and at and as of the Effective Date (except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date), except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Support Agreement; and

(k)	all actions taken by the iAnthus Parties in furtherance of the Recapitalization Transaction and the Plan shall be consistent in all material respects with this Support Agreement.

Section 1.13 Conditions to the iAnthus Parties’ Support Obligations

Notwithstanding anything to the contrary contained in this Support Agreement and without limiting any other rights of the iAnthus Parties hereunder, the iAnthus Parties obligation to commence the Arrangement Proceedings or put forward the Plan for a vote in the Arrangement Proceedings, shall be subject to the satisfaction of the following conditions, each of which may be waived, in whole or in part, by the iAnthus Parties (provided that such conditions shall not be enforceable by an iAnthus Party, if any failure to satisfy such conditions results directly from an action, error or omission by or within the control of such the iAnthus Party, seeking enforcement):

(a)	the Interim Financing shall have been advanced in full in accordance with Section 1.8;

(b)	each Lender and each Consenting Debenture Holders shall have complied in all material respects with each covenant and obligation in this Support Agreement that is to be performed on or before the date that is three (3) Business Days prior to the Voting Deadline (subject to any agreed upon extension of the Milestones set out herein).

Section 1.14 Conditions to the Recapitalization Transaction

(a)	The Recapitalization Transaction shall be subject to the satisfaction of the following conditions prior to or at the Effective Time, each of which is for the mutual benefit of the iAnthus Parties, on the one hand, and the Lenders and the Consenting Debenture Holders, on the other hand, and may be waived in whole or in part jointly by the Company on behalf of the iAnthus Parties and the Lenders and the Initial Consenting Debenture Holders (provided that such conditions shall not be enforceable by any iAnthus Party, a Lender or a Consenting Debenture Holder, as the case may be, if any failure to satisfy such conditions results directly from an action, error or omission by or within the control of the Party seeking enforcement):

(i)	by no later than December 31, 2020:

(A)	the Plan shall have been approved by (A) the Court; and (B) the requisite threshold of affected creditors and other securityholders of the Company, as and to the extent set out in the Interim Order;

(B)	the Final Order (A) shall have been entered by the Court and (B) shall have become a final order, the implementation, operation or effect of which shall not have been stayed, varied in a manner not acceptable to the Company or the Lenders and the Initial Consenting Debenture Holders, vacated or subject to pending appeal and as to which order any appeal periods relating thereto shall have expired;

(C)	the Plan and all Definitive Documents shall be in form and substance acceptable to the Company, the Lenders and the Initial Consenting Debenture Holders, each acting reasonably;

(D)	all disclosure documents (including the Information Circular), solicitation forms with respect to the Arrangement Proceedings and press releases in respect of the Recapitalization Transaction shall be in form and substance acceptable to the Company the Lenders and the Initial Consenting Debenture Holders, each acting reasonably; provided that, nothing herein shall prevent a Party from making public disclosure in respect of the Recapitalization Transaction to the extent required by applicable Law;

(E)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application (other than a frivolous or vexatious application by a Person other than a Governmental Entity) shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Recapitalization Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit) the Recapitalization Transaction or any material part thereof or requires or purports to require a material variation of the Recapitalization Transaction;

(F)	all non-regulatory consents, waivers and filings required to be made by the iAnthus Parties shall have been obtained or made, as applicable, on terms satisfactory to the Company, the Lenders and the Initial Consenting Debenture Holders, each acting reasonably; and

(G)	as applicable, the Director appointed pursuant to section 400 of the BCBCA shall have issued a certificate of arrangement giving effect to the articles of arrangement in respect of the Plan; and

(ii)	by no later than the Outside Date:

(A)	all regulatory consents, waivers and filings required to be made by the iAnthus Parties shall have been obtained or made, as applicable, on terms satisfactory to the Company, the Lenders and the Initial Consenting Debenture Holders, each acting reasonably;

(B)	all filings that are required under applicable Laws in connection with the Recapitalization Transaction required to be made by the iAnthus Parties shall have been made and any material regulatory consents or approvals that are required in connection with the Recapitalization Transaction shall have been obtained and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated;

(C)	the representations and warranties of the Company under this Support Agreement or any document related hereto shall be true and correct in all material respects on the Plan Effective Date;

(D)	the covenants of the Company under this Support Agreement or any document related hereto requested to be performed at or prior to the Plan Effective Date shall have been performed and complied with in all material respects;

(E)	on the Effective Date, all of the documented fees and expenses of the Creditor Advisors up to and including the Effective Date shall have been paid in full in accordance with the Interim Financing Budget, provided that the Creditor Advisors shall have provided the Company with invoices for all such fees and expenses incurred up to the date that is three (3) Business Days prior to the Effective Date, and shall have also provided the Company with a non-binding estimate of all such fees and expenses to be incurred by the Creditor Advisors, as applicable, in the period from that date to the Effective Date;

(F)	in the event of a CCAA Proceeding, the treatment of the claims against and contracts with the Company shall in each case be consistent with the terms of the Term Sheets or otherwise reasonably acceptable to the Company, the Lenders and the Initial Consenting Debenture Holders, acting reasonably; and

(G)	the Effective Date shall have occurred.

(b)	The obligation of the iAnthus Parties to complete the Recapitalization Transaction and the other transactions contemplated hereby and the consummation of the Recapitalization Transaction are subject to the satisfaction of the following conditions prior to or at the Effective Time, each of which is for the benefit of the iAnthus Parties and may be waived, in whole or in part, by the Company on behalf of the iAnthus Parties (provided that such conditions shall not be enforceable by the iAnthus Parties if any failure to satisfy such conditions results directly from an action, error or omission by or within the control of any iAnthus Party):

(i)	the Lenders and the Consenting Debenture Holders shall have complied in all material respects with each covenant and obligation in this Support Agreement that is to be performed by them on or before the Effective Date;

(ii)	the Plan shall provide that effective at the Effective Time each of the Lenders and the Unsecured Debenture Holders shall have irrevocably waived all Debenture Document Defaults and Secured Debenture Defaults, and the Lenders shall have taken all steps required to withdraw, revoke and/or terminate the UCC Sale Process;

(iii)	the representations and warranties of the Lenders and the Consenting Debenture Holders set forth in this Support Agreement shall be true and correct in all material respects (except for those representations and warranties which expressly include a materiality standard, which shall be true and correct in all respects giving effect to such materiality standard) at and as of the date hereof and at and as of the Effective Date with the same force and effect as if made at and as of such date, except (A) that representations and warranties that are given as of a specified date shall be true and correct in all material respects as of such date and (B) as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Support Agreement;

(iv)	by the Effective Date, iAnthus and Oasis Investments II Master Fund Ltd. shall, by their lawyers of record, have delivered in escrow an executed consent to an order dismissing on a without costs and with prejudice basis the Oasis Litigation (the “Consent to Dismissal”), which Consent to Dismissal shall be filed with the applicable court by Oasis Investments II Master Fund Ltd. within three (3) Business Days following the Effective Date; and

(v)	on the Effective Date, all of the documented fees and expenses of the Company Advisors up to and including the Effective Date shall have been paid in full in accordance with the Interim Financing Budget, provided that the Company Advisors shall have provided the Company with invoices for all such fees and expenses incurred up to the date that is three (3) Business Days prior to the Effective Date, and shall have also provided the Company with a non-binding estimate of all such fees and expenses to be incurred by the Company Advisors, as applicable, in the period from that date to the Effective Date.

(c)	The obligations of the Lenders and the Consenting Debenture Holders to complete the Recapitalization Transaction and the other transactions contemplated hereby and the consummation of the Recapitalization Transaction are subject to the satisfaction of the following conditions prior to or at the Effective Time, each of which is for the benefit of the Lenders and the Consenting Debenture Holders and may be waived, in whole or in part, by the Lenders and the Initial Consenting Debenture Holders (provided that such conditions shall not be enforceable by any conditions results directly from an action, error or omission by or within the control of such Lender or the Consenting Debenture Holder seeking enforcement):

(i)	the Company shall have (A) achieved the Milestones on or before the applicable dates set forth herein (unless such dates have been extended with the consent of the Lenders and the Initial Consenting Debenture Holders), and (B) complied in all material respects with each covenant and obligation in this Support Agreement that is to be performed by them on or before the Effective Date;

(ii)	the representations and warranties of the iAnthus Parties set forth in this Support Agreement shall be true and correct in all material respects as of the Effective Date with the same force and effect as if made at and as of such date, except (A) that representations and warranties that are given as of a specified date shall be true and correct in all material respects as of such date and (B) as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Support Agreement;

(iii)	the Final Order, the Plan, the other Definitive Documents and all orders made and judgments rendered by any competent court of law, and all rulings and decrees of any competent regulatory body, agent or official in relation to the BCBCA shall be in form and substance satisfactory to the Lenders and the Initial Consenting Debenture Holders, acting reasonably;

(iv)	all actions taken by the iAnthus Parties in furtherance of the Recapitalization Transaction and the Plan shall be consistent in all material respects with the Plan and this Support Agreement;

(v)	there shall not exist or have occurred any Material Adverse Change from and after the date of this Support Agreement;

(vi)	on the Effective Date, all of the documented fees and expenses of the Creditor Advisors, up to and including the Effective Date, shall have been paid in full, provided that the Creditor Advisors shall have provided the Company with invoices for all such fees and expenses incurred up to the date that is three (3) business days prior to the Effective Date, and shall have also provided the Company with a non-binding estimate of all such fees and expenses to be incurred by the Creditor Advisors, as applicable, in the period from that date to the Effective Date;

(vii)	as of the Effective Date, the Company shall remain a reporting issuer in each province of Canada in which it is currently a reporting issuer and the Company: (i) will take all such actions as are commercially reasonable, subject to the Company being able to satisfy listing and applicable public float and public holder requirements, to maintain a listing of its common shares on the CSE, or on such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and the Company, and (ii) shall be in compliance with all applicable securities Laws in Canada and the United States and not subject to any cease trade orders. For the purposes of this Section 1.14(c)(vii) and Section 1.14(c)(viii), “public float” and “public holder” have the meanings ascribed thereto in the CSE’s Policy 1 – Interpretation and General Provisions. For the avoidance of doubt, the NEO Exchange Inc. is a recognized stock exchange that is acceptable to the Lenders, Initial Consenting Debenture Holders and the Company;

(viii)	all Transaction Securities, when issued and delivered, shall be duly authorized, validly issued and fully paid and non-assessable and the Company will take all such actions as are commercially reasonable, subject to the Company being able to satisfy listing and applicable public float and public holder requirements, to have the Common Shares listed and posted for trading on the CSE, or on such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and the Company, and all necessary notices and filings shall have been made with, and all consents, approvals and authorizations shall have been obtained by the Company from, the CSE, or from such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and the Company, to ensure that the Common Shares to be issued as Transaction Securities will be listed and posted for trading on the CSE, or on such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and the Company, upon their issuance free from restrictions except to the extent set out in this Support Agreement and escrow requirements required by the CSE or such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and the Company, or as agreed to in writing by the Lenders and the Initial Consenting Debenture Holders;

(ix)	the Company and/or its securities shall not be subject to any “cease trade” or similar orders and all existing cease trade orders shall have ceased to be of any force or effect immediately prior to the effective time of the Recapitalization Transaction; and

(x)	the Company shall have provided the Lenders and each Consenting Debenture Holder with a certificate signed by an officer of iAnthus certifying compliance with the terms of this Section 1.13(b) as of the Effective Date.

Section 1.15 Releases

The Parties agree that there shall be usual and customary releases in connection with the implementation of the Recapitalization Transaction under the Arrangement Proceedings to be effective as of the Effective Date (the “Releases”) pursuant to the Plan (or, to the extent applicable, a CCAA Plan) and the Final Order (or Sanction Order). The Releases shall provide, inter alia, that iAnthus and all of its direct and indirect subsidiaries, the Lenders, the Unsecured Debenture Holders, and each of the foregoing Persons’ respective current and former directors, officers, managers, partners, employees, auditors, financial advisors, legal counsel and agents (collectively, the “Released Parties”) shall be released and discharged from all present and future actions, causes of action, damages, judgments, executions, obligations and claims of any kind or nature whatsoever (other than liabilities or claims attributable to any of Released Party’s gross negligence, willful misconduct or fraud as determined by the final, non-appealable judgment of a court of competent jurisdiction) arising on or prior to the Effective Date in connection with or relating in any way to the Common Shares, the Secured Debt, the Secured Debentures, the Unsecured Debt, the Unsecured Debt Documents, the Recapitalization Transaction, the Plan, CCAA Plan (as applicable), the Arrangement Proceedings (or CCAA Proceeding, as applicable), this Support Agreement, and any of the transactions contemplated herein, and any other actions or matters related directly or indirectly to the foregoing, provided that the Released Parties shall not be released from or in respect of any of their respective obligations under this Support Agreement, the Plan, or any document ancillary to the foregoing.

Section 1.16 Termination

(1) This Support Agreement (and, for certainty, any Joinder Agreement) may be terminated by the Consenting Debenture Holders in their sole discretion, by providing written notice to the Company and the Lenders in accordance with Section 1.22(13) hereof:

(a)	if the Interim Financing has not been advanced in full in accordance with Section 1.8;

(b)	if the Lenders fail to approve any Draw Request delivered by the Borrower in compliance with the Interim Financing Budget (subject to the Permitted Variance), which failure is not cured within three (3) Business Days after receipt of written notice thereof;

(c)	if the Company fails to meet any of the Milestones on or before the applicable dates set forth herein (as may be extended with the consent of the Initial Consenting Debenture Holders);

(d)	if an Event of Default (as defined in the Amended Secured Debenture Purchase Agreement) has occurred under the Interim Financing and such Event of Default has not been waived within three (3) Business Days of its occurrence;

(e)	if any iAnthus Party publicly recommends, enters into a written agreement to pursue, or directly or indirectly proposes, supports, assists, solicits or files a motion or pleading seeking approval of a transaction other than the Recapitalization Transaction;

(f)	if the board of directors of the Company or any other iAnthus Party changes its recommendation to stakeholders that they vote in favour of the Recapitalization Transaction or fails to reconfirm such recommendation within three (3) Business Days of having been requested to do so by the Initial Consenting Debenture Holders or the Lenders;

(g)	if any iAnthus Party takes any action materially inconsistent with this Support Agreement or fails to comply with, or defaults in the performance or observance of, in all material respects, any term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within the longer of (i) three (3) Business Days after receipt of written notice of such failure or default, or (ii) to the extent that such failure or default constitutes a default under the Amended Secured Debenture Purchase Agreement, the cure period for such default set out in the Amended Secured Debenture Purchase Agreement;

(h)	if any Lender takes any action materially inconsistent with this Support Agreement or fails to comply with, or defaults in the performance or observance of, in all material respects, any term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within three (3) Business Days after receipt of written notice of such failure or default;

(i)	if any Lender accelerates, or makes a demand for payment under, the Interim Financing or seeks to take any action to enforce on the indebtedness thereunder;

(j)	if any representation, warranty or acknowledgement of any iAnthus Party made in this Support Agreement shall prove untrue in any material respect as of the date when made that, if capable of being cured, is not cured within three (3) Business Days after receipt of written notice of such failure or default;

(k)	upon the issuance of any final decision, order or decree by a Governmental Entity, in consequence of or in connection with the Recapitalization Transaction or the Plan, which restrains, impedes or prohibits the Recapitalization Transaction or the Plan;

(l)	if the Arrangement Proceedings (other than to comply with Section 1.10 hereof) or the CCAA Proceeding, are dismissed or a receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator or administrator is appointed with respect to any iAnthus Party, unless such appointment is made with the prior written consent of the Initial Consenting Debenture Holders, acting reasonably;

(m)	upon the amendment or modification of, the filing of a motion or pleading by any iAnthus Party seeking to amend or modify, the Recapitalization Transaction Terms or the Plan or any material document or order relating thereto, unless such amendment, modification, or filing is acceptable to the Initial Consenting Debenture Holders, acting reasonably;

(n)	if (i) any of the conditions set forth in Section 1.11 are not satisfied or waived by the Voting Deadline or (ii) any of the conditions set forth in Section 1.13 are not satisfied or waived by the Outside Date;

(o)	if any court of competent jurisdiction has entered a final non-appealable judgment or order declaring this Support Agreement or any material portion thereof to be unenforceable;

(p)	upon the issuance of any order by the Court that is inconsistent with the terms of this Support Agreement, the Term Sheet or the Recapitalization Transaction Terms, that could reasonably be expected to affect any of the foregoing, or the timely completion of the Recapitalization Transaction in accordance with the timelines set forth in this Support Agreement, or that is adverse to the interests or rights of the Consenting Debenture Holders;

(q)	upon the failure by the Company to promptly pay all fees and expenses of the Creditor Advisors, in accordance with the Interim Financing Budget, within the timeframes provided for herein;

(r)	if any of the conditions set forth in Section 1.14(a)(i) are not satisfied or waived by December 31, 2020; or

(s)	if the Recapitalization Transaction has not been completed and/or the Plan has not been implemented by the Outside Date,

in each case unless the event giving rise to the termination right is waived or cured in accordance with the terms hereof.

(2) This Support Agreement (and, for certainty, any Joinder Agreement) may be terminated by the Lenders, in their sole discretion, by providing written notice to the Company and each of the Consenting Debenture Holders in accordance with Section 1.22(13) hereof:

(a)	if the Company fails to meet any of the Milestones on or before the applicable dates set forth herein (as may be extended with the consent of the Lenders);

(b)	if any iAnthus Party publicly recommends, enters into a written agreement to pursue, or directly or indirectly proposes, supports, assists, solicits or files a motion or pleading seeking approval of a transaction other than the Recapitalization Transaction;

(c)	if any Consenting Debenture Holder takes any action materially inconsistent with this Support Agreement or fails to comply with, or defaults in the performance or observance of, in all material respects, any term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within three (3) Business Days after receipt of written notice of such failure or default;

(d)	if any iAnthus Party takes any action materially inconsistent with this Support Agreement or fails to comply with, or defaults in the performance or observance of, in all material respects, any term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within the longer of (i) three (3) Business Days after receipt of written notice of such failure or default, or (ii) to the extent that such default constitutes a default under the Amended Secured Debenture Purchase Agreement, the cure period for such default set out in the Amended Secured Debenture Purchase Agreement;

(e)	if any representation, warranty or acknowledgement of any iAnthus Party made in this Support Agreement shall prove untrue in any material respect as of the date when made that, if capable of being cured, is not cured within three (3) Business Days after receipt of written notice of such failure or default;

(f)	upon the issuance of any order by the Court that is inconsistent with the terms of this Support Agreement, the Term Sheet or the Recapitalization Transaction Terms, that could reasonably be expected to affect any of the foregoing, or the timely completion of the Recapitalization Transaction in accordance with the timelines set forth in this Support Agreement, or that is adverse to the interests or rights of the Lenders;

(g)	upon the issuance of any final decision, order or decree by a Governmental Entity, in consequence of or in connection with the Recapitalization Transaction or the Plan, which restrains, impedes or prohibits the Recapitalization Transaction or the Plan;

(h)	if the Arrangement Proceedings (other than to comply with Section 1.10 hereof) or the CCAA Proceeding, are dismissed or a receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator or administrator is appointed with respect to any iAnthus Party, unless such appointment is made with the prior written consent of the Lenders, acting reasonably;

(i)	the amendment or modification of, the filing of a motion or pleading by any iAnthus Party seeking to amend or modify, the Recapitalization Transaction Terms or the Plan or any material document or order relating thereto, unless such amendment, modification, or filing is acceptable to the Lenders, acting reasonably;

(j)	(A) any of the conditions set forth in Section 1.12 are not satisfied or waived by the Voting Deadline or (B) any of the conditions set forth in Section 1.13 are not satisfied or waived by the Outside Date;

(k)	if any court of competent jurisdiction has entered a final non-appealable judgment or order declaring this Support Agreement or any material portion thereof to be unenforceable;

(l)	if any of the conditions set forth in Section 1.14(a)(i)are not satisfied or waived by December 31, 2020; or

(m)	if the Recapitalization Transaction has not been completed and/or the Plan has not been implemented by the Outside Date,

in each case unless the event giving rise to the termination right is waived or cured in accordance with the terms hereof.

(3) This Support Agreement may be terminated by the Company on behalf of the iAnthus Parties, by providing written notice to the Lenders and each of the Consenting Debenture Holders in accordance with Section 1.22(13) hereof upon the occurrence and continuation of any of the following events:

(a)	if the Interim Financing has not been advanced in full in accordance with Section 1.8;

(b)	if the Lenders fail to approve any Draw Request delivered by the Borrower in compliance with the Interim Financing Budget (subject to the Permitted Variance), which failure is not cured within three (3) Business Days after receipt of written notice thereof;

(c)	if any Lender or Consenting Debenture Holder takes any action materially inconsistent with this Support Agreement or fails to comply with, or defaults in the performance or observance of, in all material respects, any term, condition, covenant or agreement set forth in this Support Agreement that, if capable of being cured, is not cured within three (3) Business Days after receipt of written notice of such failure or default;

(d)	if at any time the Consenting Debenture Holders that are party to this Support Agreement hold in the aggregate less than 75% of the principal amount of outstanding Unsecured Debt;

(e)	if any Lender accelerates, or makes a demand for payment under, the Interim Financing or seeks to take any action to enforce on the indebtedness thereunder;

(f)	upon the issuance of any final, non-appealable decision, order or decree by a Governmental Entity, in consequence of or in connection with the Recapitalization Transaction or the Plan, which prohibits the Recapitalization Transaction or the Plan; or

(g)	if the Recapitalization Transaction has not been completed and/or the Plan has not been implemented by the Outside Date.

(4) This Support Agreement may be terminated at any time by mutual written consent of the Company, the Lenders and the Consenting Debenture Holders.

(5) This Support Agreement shall terminate automatically on the Effective Date upon implementation of the Plan.

Section 1.17 Effect of Termination

(1) Subject to Section 1.17(3) below, this Support Agreement, upon its termination, shall be of no further force and effect, and each Party hereto shall be automatically and simultaneously released from its commitments, undertakings, covenants, and agreements under or related to this Support Agreement, and each Party shall have the rights and remedies that it would have had it not entered into this Support Agreement and shall be entitled to take all actions, whether with respect to the Recapitalization Transaction or otherwise, that it would have been entitled to take had it not entered into this Support Agreement. For greater certainty, upon termination of this Support Agreement (i) each Party’s obligations under the Term Sheet will terminate, and (ii) any and all votes submitted in respect of the Plan will be deemed to be withdrawn and shall have no effect in any other restructuring proceeding involving the iAnthus Parties.

(2) Each Party shall be responsible and shall remain liable for any breach of this Support Agreement by such Party occurring prior to the termination of this Support Agreement.

(3) Notwithstanding the termination of this Support Agreement pursuant to Section 1.16, the agreements and obligations of the Parties in Section 1.7(u) and Section 1.7(t) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof. Upon the occurrence of any termination of this Support Agreement, any and all votes, consents and proxies tendered by any Lender or Consenting Debenture Holder prior to such termination shall be deemed, for all purposes, to be withdrawn, and null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Recapitalization Transaction, this Support Agreement, a CCAA Proceeding, or otherwise.

Section 1.18 Reaffirmation

Subject to the terms and conditions of this Support Agreement (and so long as this Support Agreement has not been terminated), each iAnthus Party hereby extends, reaffirms, ratifies and confirms all of its obligations and the terms and conditions of each Transaction Agreement (as defined in the Amended Secured Debenture Purchase Agreement) in their entirety, and ratifies and confirms that (a) each Transaction Agreement remains in full force and effect and enforceable against each iAnthus Party in accordance with its terms; (b) there are no defenses, setoffs or counterclaims with respect to any Transaction Agreement; and (c) each guaranty and lien granted under the Transaction Agreements continues to guaranty and secure the Obligations (as defined in the Amended Secured Debenture Purchase Agreement) of the iAnthus Parties under the Transaction Agreements in accordance with their terms.

Section 1.19 Further Assurances

Subject to the terms and conditions of this Support Agreement, each Party shall take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Support Agreement, to accomplish the purpose of this Support Agreement or to assure to the other Party the benefits of this Support Agreement, including, the consummation of the Recapitalization Transaction in all cases at the expense of the iAnthus Parties.

Section 1.20 Public Announcements

All public announcements made in respect of the Recapitalization Transaction shall be made solely by the Company, provided that such public announcements shall be in form and substance acceptable to the Lenders, the Initial Consenting Debenture Holders and the Company, each acting reasonably. Notwithstanding the foregoing, nothing herein shall prevent a party from making public disclosure in respect of the Recapitalization Transaction to the extent required by applicable Law.

Section 1.21 Lender Consents

The Lenders acknowledge that (i) Gotham Green Admin 1, LLC, in its capacity as collateral agent under the Amended Secured Debenture Purchase Agreement (the “GGP Agent”), has been appointed to act for them under the Amended Secured Debenture Purchase Agreement and that where a consent, approval or waiver is required from the Lenders under this Support Agreement, the written consent, approval or waiver of the GGP Agent shall be sufficient to meet that requirement as to any matter, provided, however, the Lenders’ prior unanimous written consent will be required to amend the Support Agreement or the Recapitalization Transaction Terms; (ii) delivery by any iAnthus Party of a request for Lender consent, approval or waiver to the GGP Agent shall satisfy any requirement to deliver such request to the Lenders hereunder; and (iii) each iAnthus Party shall be entitled to rely on any written consent, approval or waiver granted by the GGP Agent.

Section 1.22 Miscellaneous

(1) The headings in this Support Agreement are for reference only and shall not affect the meaning or interpretation of this Support Agreement.

(2) Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(3) This Support Agreement (including the Term Sheet and the other schedules attached to this Support Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof; provided, however, that this Support Agreement does not alter or supersede any confidentiality or non- disclosure agreement between the Company and any of the Consenting Debenture Holders or any of the Lenders. No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.

(4) Unless as expressly otherwise set forth herein, this Support Agreement may be modified, amended, waived or supplemented as to any matter in writing (which may include e-mail) by the Company (on behalf of the iAnthus Parties), the Lenders and the Initial Consenting Debenture Holders;

(5) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

(6) No Party shall have any responsibility by virtue of this Support Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Support Agreement.

(7) Any date, time or period referred to in this Support Agreement shall be of the essence except to the extent to which the Company (on behalf of the iAnthus Parties), the Lenders and the Initial Consenting Debenture Holders agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(8) (The agreements, representations and obligations of the Lenders and the Consenting Debenture Holders under this Support Agreement are, in all respects, several and not joint and several.

(9) This Support Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction) and all actions or proceedings arising out of or relating to this Support Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

(10) It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Support Agreement and each non- breaching Party shall be entitled, in addition to any other remedy that may be available under applicable law, to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order by a court of competent jurisdiction requiring any Party to comply promptly with any of such obligations, without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies.

(11) Unless expressly stated otherwise herein, this Support Agreement is intended to solely bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives. No other person or entity shall be a third party beneficiary hereof.

(12) Except as otherwise set forth in Section 1.5(b)(ii) and Section 1.6(d)(ii), no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement without the prior written consent of the other Parties hereto.

(13) All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, internationally-recognized overnight courier or email. All notices required or permitted hereunder shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by facsimile or email if sent during normal business hours of the recipient, if not, then on the next Business Day of the recipient; or (iii) one (1) Business Day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All deliveries required or permitted hereunder shall be deemed effectively made: (A) upon personal delivery to the Party receiving the delivery; (B) one (1) Business Day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (C) upon receipt of delivery in accordance with instructions given by the Party receiving the delivery. Any Party may change the address to which notice should be given to such Party by providing written notice to the other Parties hereto of such change. The address, facsimile and email for each of the Parties shall be as follows:

(a)	If to the Company or the iAnthus Parties at: iAnthus Capital Holdings, Inc.

c/o McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, ON M5J 2T3

Attention: Wael Rostom, Tushara Weerasooriya and James Munro

Email:

(b)	If to one or more of the Lenders at the addresses set forth in the notice provision in Article 18 of the Amended Secured Debenture Purchase Agreement, with a copy (which shall not be deemed notice) to:

Davies Ward Phillips & Vineberg LLP
155 Wellington Street West

Toronto ON, M5V 3J7

Attention: Robin B. Schwill

Email:rschwill@dwpv.com

and

SkyLaw Professional Corporation
3 Bridgman Avenue, Suite 204
Toronto, ON M5R 3V4

Attention: Kevin R. West

Email: kevin.west@skylaw.ca

(c)	If to one or more of the Consenting Unsecured Debenture Holders at:

The address set forth for each applicable Consenting Unsecured Debenture Holder on its signature page to this Support Agreement, with a required copy (except in respect of Oasis Investments II Master Fund Ltd.) (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP
Suite 2100, 40 King Street West
Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:

Email:

in respect of Oasis Investments II Master Fund Inc., with a copy to:

Stikeman Elliott LLP
Suite 5300, 199 Bay Street
Commerce Court West
Toronto, Ontario M5L 1B9

Attention:

Email:

(14) If any term, provision, covenant or restriction of this Support Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions, including terms, covenants and restrictions, of this Support Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Support Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(15) This Support Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

The Parties have executed this Support Agreement effective as of the date first written above.

COMPANY:

IANTHUS CAPITAL HOLDINGS, INC.

By:	/s/ Randy Maslow
Name:	Randy Maslow
Title:	Interim Chief Executive Officer & President

SUBSIDIARY GUARANTORS:

S8 RENTAL SERVICES, LLC		MPX BIOCEUTICAL ULC

By:	/s/ Randy Maslow	By:	/s/ Julius Kalcevich
Name:	Randy Maslow	Name:	Julius Kalcevich
Title:	President	Title:	Chief Executive Officer

BERGAMOT PROPERTIES, LLC		IANTHUS CAPITAL MANAGEMENT, LLC LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

IANTHUS HOLDINGS FLORIDA, LLC LLC		GROWHEALTHY PROPERTIES, LLC LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

FALL RIVER DEVELOPMENT COMPANY, LLC LLC		CGX LIFE SCIENCES INC. LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

Signature Page to Support Agreement

GTL HOLDINGS, LLC		IANTHUS EMPIRE HOLDINGS, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

AMBARY, LLC		MPX LUXEMBOURG SARL

By:	/s/ Randy Maslow	By:	/s/ Julius Kalcevich
Name:	Randy Maslow	Name:	Julius Kalcevich
Title:	President	Title:	Manager

IA NORTHERN NEVADA, INC.		PAKALOLO, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

IANTHUS ARIZONA, LLC		S8 MANAGEMENT, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

SCARLET GLOBEMALLOW, LLC		GHHIA MANAGEMENT, INC.

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

MCCRORY’S SUNNY HILL NURSERY, LLC		IA IT, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

Signature Page to Support Agreement

PILGRIM ROCK MANAGEMENT, LLC		MAYFLOWER MEDICINALS, INC.

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

IMT, LLC		GREENMART OF NEVADA NLV, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

IANTHUS NEW JERSEY, LLC		IA CBD, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

CITIVA MEDICAL, LLC		GRASSROOTS VERMONT MANAGEMENT SERVICES, LLC

By:	/s/ Randy Maslow	By:	/s/ Randy Maslow
Name:	Randy Maslow	Name:	Randy Maslow
Title:	President	Title:	President

FWR, INC.

By:	/s/ Alexandra Ford
Name:	Alexandra Ford
Title:	President

Signature Page to Support Agreement

LENDERS:

GOTHAM GREEN FUND 1, L.P.

By: Gotham Green GP 1, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$13,993,505.56
Number of Common Shares of iAnthus
1,173,399

Restructuring Support Agreement

GOTHAM GREEN FUND 1 (Q), L.P.
By: Gotham Green GP 1, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$8,000,250.00
Number of Common Shares of iAnthus
180,006

Signature Page to Support Agreement

GOTHAM GREEN ADMIN 1, LLC

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
n/a
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

GOTHAM GREEN FUND II, L.P.
By: Gotham Green GP II, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$1,466,300.00
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

GOTHAM GREEN FUND II (Q), L.P.
By: Gotham Green GP II, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$8,533,700.00
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

GOTHAM GREEN CREDIT PARTNERS SPV I, L.P.
By: Gotham Green Partners SPV I, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$29,364,022.22
Number of Common Shares of iAnthus
2,762,646

Signature Page to Support Agreement

GOTHAM GREEN PARTNERS SPV V, L.P.
By: Gotham Green Partners SPV V, LLC, as General Partner

By:	/s/ Jason Adler
Name:	Jason Adler
Title:	Managing Member

Principal Amount of Secured Debt
US$17,150,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

Principal Amount of Secured Debt
US$3,750,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

Principal Amount of Secured Debt
US$250,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

Principal Amount of Secured Debt
US$15,000,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

CONSENTING DEBENTURE HOLDERS:

Jurisdiction of residence for legal purposes:

Email:

Address:

Principal Amount of Unsecured Debt
US$25,000,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

Jurisdiction of residence for legal purposes:	United Kingdom

Email:

Address:

Principal Amount of Unsecured Debt
US$7,000,000
Number of Common Shares of iAnthus
n/a

Signature Page to Support Agreement

Jurisdiction of residence for legal purposes:

Email:

Address:

Principal Amount of Unsecured Debt
US$2,000,000
Number of Common Shares of iAnthus
n/a

Restructuring Support Agreement

Jurisdiction of residence for legal purposes:

Email:

Address:

Principal Amount of Unsecured Debt
US$2,500,000
Number of Common Shares of iAnthus
n/a

Restructuring Support Agreement

Jurisdiction of residence for legal purposes:	Cayman Islands

Email:

Address:

Principal Amount of Unsecured Debt
US$18,500,000
Number of Common Shares of iAnthus
n/a

Restructuring Support Agreement

EXECUTION COPY

Schedule A - Subsidiaries

S8 Rental Services, LLC

MPX Bioceutical ULC

Bergamot Properties, LLC

iAnthus Capital Management, LLC

iAnthus Holdings Florida, LLC

GrowHealthy Properties, LLC

Fall River Development Company, LLC

CGX Life Sciences Inc.

GTL Holdings, LLC

iAnthus Empire Holdings, LLC

Ambary, LLC

MPX Luxembourg SARL

iA Northern Nevada, Inc.

Pakalolo, LLC

iAnthus Arizona, LLC

S8 Management, LLC

Scarlet Globemallow, LLC

GHHIA Management, Inc.

McCrory’s Sunny Hill Nursery, LLC

iA IT, LLC

Pilgrim Rock Management, LLC

Mayflower Medicinals, Inc.

IMT, LLC

GreenMart of Nevada NLV, LLC

iAnthus New Jersey, LLC

iA CBD, LLC

Citiva Medical, LLC

Grassroots Vermont Management Services, LLC

FWR, Inc.

A – 1	Restructuring Support Agreement

EXECUTION COPY

Schedule B - Definitions

“1933 Act” means the United States Securities Act of 1933, as amended.

“2023 Debentures” means 8% unsecured debentures due on March 15, 2023, in the original principal amount of US$60,000,000.

“Affiliate” of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Amended Secured Debenture Purchase Agreement” has the meaning set out in Section 1.8(c)(i).

“Arrangement Proceedings” has the meaning set out on the Recitals.

“BCBCA” has the meaning set out on the Recitals.

“Borrower” means the Company’s wholly owned subsidiary iAnthus Capital Management, LLC.

“Business Day” means each day, other than a Saturday or Sunday or a statutory or civic holiday on which banks are open for business in Toronto, Ontario and New York, NY.

“Canadian Securities Commissions” means, collectively, the applicable securities commissions or regulatory authorities in each of the provinces of Canada.

“Canadian Securities Laws” means, collectively, and, as the context may require, the applicable securities laws of each of the provinces of Canada, and the respective regulations and rules made under those securities laws together with all applicable policy statements, instruments, blanket orders and rulings of the Canadian Securities Commissions and all discretionary orders or rulings, if any, of the Canadian Securities Commissions made in connection with the transactions contemplated by this Support Agreement together with applicable published policy statements of the Canadian securities administrators, as the context may require.

“Cassels” has the meaning set out in Section 1.7(d).

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985 c.C-36, as amended.

“CCAA Plan” means a plan of reorganization, compromise or arrangement under the CCAA.

“CCAA Proceeding” means a proceeding commenced under the CCAA.

B – 1	Restructuring Support Agreement

“Collateral Agent” means the Collateral Agent under the Existing Secured Debenture Purchase Agreement.

“Company” has the meaning set out on the title page.

“Cease Trade Order” has the meaning set out in Section 1.2(i)(i).

“Common Shares” means the common shares of the Company.

“Consenting Debenture Holders” means the Unsecured Debenture Holders that have executed this Support Agreement or a Joinder Agreement hereto.

“Consent to Dismissal” has the meaning set out in Section 1.14(c)(viii).

“Company Advisors” has the meaning set out in Section 1.8(c)(ii).

“Court” means the Supreme Court of British Columbia.

“Creditor Advisors” has the meaning set out in Section 1.7(t).

“CSA” has means the U.S. Controlled Substances Act, 21 USC 801 et seq.

“CSE” means the Canadian Securities Exchange.

“Davies” has the meaning set out in Section 1.7(d).

“Debenture Holder Relevant Shares” has the meaning set out in Section 1.2(a)(ii)

“Definitive Documents” means all definitive agreements, court materials and other material documents in connection with the Recapitalization Transaction, Interim Financing and the Arrangement Proceedings and/or the CCAA Proceedings (as applicable) and any and all amendments, modifications or supplements relating to any of the foregoing, including, without limitation and as applicable, this Support Agreement, Plan, the Interim Order, the Final Order, an amended Amended Secured Debenture Purchase Agreement and all material applications, motions, pleadings, orders, rulings and other documents filed by the Company with the Court in the Arrangement Proceedings or the CCAA Proceedings, the Information Circular and any other material documentation required in connection with the meetings of the Unsecured Debenture Holders, and if required, shareholders and all other material transaction documents relating to the Recapitalization Transaction and the Plan (including any new (or amended) articles of incorporation, by-laws and other constating documents of the Company), all of the foregoing in form and substance acceptable to the Company, Lenders and Initial Consenting Debenture Holders, each acting reasonably.

“Effective Date” means the date on which the Recapitalization Transaction is implemented pursuant to the Plan.

“Effective Time” means the effective time of the Plan on the Effective Date.

B – 2	Restructuring Support Agreement

“Existing Shares” means all issued and outstanding Common Shares of iAnthus on the Effective Date immediately prior to the implementation of the Recapitalization Transaction.

“Existing Secured Debenture Purchase Agreement” means the Amended and Restated Secured Debenture Purchase Agreement dated October 10, 2019 but effective September 30, 2019, by and among the Lenders party thereto, the iAnthus Parties party thereto and the Collateral Agent, as amended by that certain First Amendment to Amended and Restated Secured Debenture Purchase Agreement dated December 19, 2019.

“Final Order” means a final order of the Court pursuant to the BCBCA that, inter alia, approving the Plan, in form and substance acceptable to the Company, Lenders and Initial Consenting Debenture Holders, each acting reasonably.

“Foreign Private Issuer” means a “foreign private issuer” as defined in Rule 405 under the 1933 Act.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“iAnthus” has the meaning set out on the title page.

“iAnthus Party” and “iAnthus Parties” have the meanings set out on the Recitals.

“Information Circular” means the notice of the meetings of the Lenders, Unsecured Debenture Holders and shareholders, if applicable, for purposes of voting on the Plan, and accompanying management information circular in respect of the Plan, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent by the Company to security holders in connection with the Recapitalization Transaction and the Plan, in form and substance acceptable to the Company, Lenders and Initial Consenting Debenture Holders.

“Initial Consenting Debenture Holders” means each of

“Interim Financing” has the meaning set out in Section 1.8(a).

“Interim Financing Budget” means the weekly financial cash flow of the iAnthus Parties, which shall be in form and substance acceptable to the Lenders and Initial Consenting Debenture Holders, acting reasonably (as to scope, detail and content), which may be amended from time to time with the approval of the Lenders in accordance with Section 1.8.

“Interim Order” means an interim order of the B.C. Court pursuant to the BCBCA that, inter alia, approves the calling for separate meetings of the Lenders, Unsecured Debenture Holders, and if required, shareholders, to consider and vote on the Plan, in form and substance acceptable to the Company, Lenders and Initial Consenting Debenture Holders, each acting reasonably.

B – 3	Restructuring Support Agreement

“Joinder Agreement” means a joinder agreement, in the form appended hereto at Schedule D, pursuant to which a Lender or a Consenting Debenture Holder agrees, among other things, to be bound by and subject to the terms of this Support Agreement and thereby may be a Lender or a Consenting Debenture Holder, applicable.

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, municipal by- laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines of any Governmental Body, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, Canadian federal, provincial or territorial laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, sale, or any transactions promoting the business or involving the proceeds of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”); provided, however, that Excluded Laws shall not include any provision of the U.S. Internal Revenue Code, including, without limitation, Section 280E of the Code.

“Lender Relevant Shares” has the meaning set out in Section 1.3(a)(ii).

“Lenders” means each of Gotham Green Admin 1, LLC, Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., Gotham Green Credit Partners SPV 1, L.P., Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., Gotham Green Partners SPV V, L.P., Pura Vida Master Fund, Ltd., Pura Vida Pro Special Opportunity Master Fund, Ltd. and Parallax Master Fund, L.P. and “Lender” means any one of them, and any party that has executed a Joinder Agreement hereto as a Lender.

“Material Adverse Change” means any event, change, circumstance or effect occurring up to and including the closing of the Recapitalization Transaction that would reasonably be expected to be or become, individually or in the aggregate, materially adverse to the Company and its Subsidiaries (taken as a whole), or which would materially impair the Company’s ability perform its obligations under this Support Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by this Support Agreement, provided that none of the following shall constitute a Material Adverse Change: (a) any change in applicable accounting standards; (b) any change in global, national or regional political conditions (including, pandemics, the outbreak of war or acts of terrorism) or in general economic, business, regulatory, political or market conditions or in national or global financial or capital markets; (c) any change affecting any of the industries in which the Company operates, including changes in exchange rates or commodity prices; (d) any natural disaster; (e) any change resulting from the execution, announcement, or performance of the Term Sheet, this Support Agreement, the Plan or any other related agreement and the consummation of the Recapitalization Transaction; (f) any change in the market price or trading volume of any securities of the Company or any suspension of trading in securities generally on any securities exchange on which any securities of the Company trade including, but not limited to, the Cease Trade Order, or the failure, in and of itself, of the Company to meet any internal or public projections, forecasts or estimates of revenues or earnings (it being understood that the underlying facts giving rise to or contributing to such change or failure may be taken into account in determining whether there has been a Material Adverse Change); or (g) any action taken by the Company in accordance with the Arrangement Proceedings, Term Sheet, this Support Agreement or the Plan except in the cases of clauses (b), (c) or (d), to the extent that the Company, taken as a whole, is disproportionately affected as compared with other participants in the industries in which the Company operates.

B – 4	Restructuring Support Agreement

“Milestones” means those milestones set forth in Section 1.7(c) hereof or the timelines applicable to a CCAA Proceeding commenced in accordance with this Support Agreement as set forth in Schedule E (as the same may be amended pursuant to the terms of this Support Agreement).

“Non-Material Properties” means (i) 1204 E. Perkinsville Road, Chino Valley, AZ, 68323, (ii) Lots 26 & 27 of Gateway Airport Commerce Park, Mesa, AZ, 85212, and (iii) Block 375.02, Lot 3 QFarm, Block 375.01, Lot 7 QFarm, Block 375.01, Lot 9 QFarm, Block 375.01, Lot 14, Block 396, Lot 3 QFarm, Block 396, Lot 14 QFarm, Block 429, Lot 4 Qfarm, Block 375.01, Lot 14 Qfarm, Block 375.01, Lot 8 Qfarm, Block 375.01, Lot 15 QFarm, Block 375.02, Lot 1 QFarm, Block 375.01, Lot 15 QFarm, Block 375.02, Lot 1 QFarm, Block 375.01, Lot 5 QFarm, Block 375.01, Lot 13, Block 375.02, Lot 2 QFarm, Block 429, Lot 3, Block 429, Lot 3 QFarm, on Cologne Avenue and Leipzig Avenue in Galloway, New Jersey, 08205.

“Oasis Litigation” has the meaning set out in Section 1.5(e).

“Outside Date” means (i) in respect of the Arrangement Proceedings, June 30, 2021, and (ii) in respect of the CCAA Proceedings commenced in accordance with this Support Agreement, August 31, 2021, provided that, in either case, such dates shall be automatically extended, upon the written consent of the Lenders and the Initial Consenting Debenture Holders, acting reasonably, to the date on which any regulatory approval or consent condition to implementation of the Plan or the CCAA Plan, as applicable, is satisfied or waived.

“Party” means a signatory to this Support Agreement.

“Permitted Variance” means an adverse variance of actual cumulative receipts less cumulative disbursements as compared to budgeted cumulative receipts less cumulative disbursements in excess of the greater of (i) 12.5% or (ii) $250,000, since the beginning of the period covered by the then current Interim Financing Budget (excluding the amount by which actual disbursements made to the Creditor Advisors exceed the budgeted disbursements to the Creditor Advisors for that period).

“Person” means and individual, a corporation, a partnership, a limited liability company, organization, trustee, executor, administrator, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

B – 5	Restructuring Support Agreement

“Plan” has the meaning set out on the Recitals.

“Recapitalization Transaction” has the meaning set out on the Recitals.

“Recapitalization Transaction Terms” has the meaning set out on the Recitals.

“Regulation D” means Regulation D promulgated under the 1933 Act.

“Regulation S” means Regulation S promulgated under the 1933 Act.

“Released Parties” has the meaning set out in Section 1.15.

“Releases” has the meaning set out in Section 1.15.

“Relevant Secured Debt” has the meaning set out in Section 1.3(a)(i).

“Relevant Unsecured Debt” has the meaning set out in Section 1.2(a)(i).

“Secured Debt” means the debt outstanding under the Secured Debentures.

“Secured Debentures” means the secured debentures issued by the Borrower under the Existing Secured Debenture Purchase Agreement and the Amended Secured Debenture Purchase Agreement, as applicable.

“Secured Debenture Defaults” has the meaning set out in Section 1.6(l).

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Small Business Loan” means the loan advanced to iA CBD, LLC by the U.S. Small Business Administration in the principal amount of US$150,000 on or about June 29, 2020, under the United States Coronavirus Aid, Relief, and Economic Security Act.

“Subsidiary” and “Subsidiaries” have the meanings set out on the title page.

“Support Agreement” has the meaning set out on the Recitals.

“Term Sheet” has the meaning set out on the Recitals.

“Transaction Securities” means the Common Shares and the Preferred Equities (as defined in the Term Sheet) issued by the iAnthus at the Effective Time.

“Transfer” has the meaning set out in Section 1.5(b)(i).

“UCC Sale Process” means the foreclosure sale process run by the Collateral Agent or its representatives with or on behalf of the Lenders under Article 9 of the applicable Uniform Commercial Code following one or more events of default under the Secured Debentures.

B – 6	Restructuring Support Agreement

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“Unsecured Debenture Holders” means the holders of the 2023 Debentures.

“Unsecured Debt” means, collectively, the debt outstanding under the Unsecured Debt Documents.

“Unsecured Debt Documents” means the applicable (i) debenture purchase agreements, (ii) debenture certificates and (iii) warrant certificates, for the 2023 Debentures.

“Unsecured Document Defaults” has the meaning set out in Section 1.5(k).

“U.S. Domestic Issuer” means a “domestic issuer” as defined in Rule 902(e) of Regulation S.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) of Regulation S. “Variance Report” has the meaning set out in Section 1.8(c)(v).

“Voting Deadline” means the date on which votes are due in respect of the Plan, as established by the Interim Order in the Arrangement Proceedings or an order to be entered in the CCAA Proceedings, as the same may be amended by the order of the Court or by the Company with the prior written consent of the Lenders and the Initial Consenting Debenture Holders.

B – 7	Restructuring Support Agreement

EXECUTION COPY

Schedule C – Term Sheet

iANTHUS CAPITAL HOLDINGS, INC.
RESTRUCTURING TERM SHEET

This restructuring term sheet (the “Term Sheet”), which is attached as Schedule C to the Restructuring Support Agreement dated as of July 9, 2020 (the “RSA”) by and among the Lenders, Consenting Debenture Holders and the Company (each as defined below or in the RSA) summarizes the principal terms and conditions of a proposed restructuring of the Company (the “Proposed Restructuring”). The Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the Definitive Documentation (as defined below) governing the Proposed Restructuring, which remain subject to discussion and negotiation in accordance with the RSA. The terms and conditions set out herein are subject to the RSA.

Summary of Terms – Proposed Restructuring

Issuer:	iAnthus Capital Management, LLC (the “Borrower”)

Company:	iAnthus Capital Holdings, Inc. (“Company”)

Credit Parties/ Guarantors:	The Company and all of its subsidiaries.

Lenders:	The Lenders holding secured debentures (the “Secured Debentures”) under the Amended and Restated Secured Debenture Purchase Agreement dated October 10, 2019 but effective September 30, 2019 by an among the Lenders party thereto, the Credit Parties party thereto and the Collateral Agent, as amended by that certain First Amendment to Amended and Restated Secured Debenture Purchase Agreement dated December 19, 2019 (the “Existing Secured Debenture Purchase Agreement”)

Unsecured Debenture Holders:	The holders of the 8% debentures due on March 15, 2023, in the original principal amount of US$60,000,000 (the “Unsecured Debentures”), (collectively, the “Unsecured Debenture Holders”)

Parties:	The Company, Credit Parties, Lenders and the Initial Consenting Debenture Holders (as defined below) are collectively referred to as the “Parties”

Effective Date of RSA:	July [ ], 2020 or such later date as mutually agreed upon by the Parties

C – 1	Restructuring Support Agreement

Revised Capital Structure:

The Parties agree to revise the capital structure in accordance with the following terms:

1. The outstanding Secured Debentures shall be amended to reflect the following:

a. The principal balance shall be reduced to $85 million, which amount shall be increased by the principal amount of all Interim Financing (as defined herein) (“Restructured Senior Debt”);

b. First lien, senior secured position over all assets of the Company and the Credit Parties as currently provided for;

c. Non-convertible; PIK interest at an 8% interest rate and a maturity date of 5 years after the consummation of the Proposed Restructuring; Non-call for three (3) years; and

2. The Unsecured Debentures shall be exchanged for the Equity Consideration and Preferred Equity (each as defined below) granted to the Unsecured Debenture Holders as described herein.

3. Lenders shall be issued their pro rata share of $5.0 million of non-convertible preferred equity in the Company with an 8% PIK cumulative dividend and a maturity date of 5 years after the consummation of the Proposed Restructuring; Non-call for three (3) years that shall be subordinate to the Restructured Senior Debt but senior to the common equity (“Preferred Equity”)[1];

4. Unsecured Debenture Holders shall be issued their pro rata share of $15.0 million of Preferred Equity;

5. The Lenders, on one hand, and the Unsecured Debenture Holders, on the other hand, shall each be issued an equal amount of common shares of the Company from treasury (“Equity Consideration”) that, when added together with the Common Shareholder Interest (as defined below), equals 100% of the total issued and outstanding common shares of the Company at the effective time of the arrangement (prior to any anticipated dilution from any MIP (defined below)).

[1]	The form of the “Preferred Equity” provided to the Lenders and Unsecured Debenture Holders and described herein may, in order to create the most tax efficient structure, instead be subordinated unsecured debt of the Borrower or other form of consideration that is agreed to by the Lenders, each of the Initial Consenting Debenture Holders and the Company, and on substantially similar economic terms.

C – 2	Restructuring Support Agreement

6. The Company’s outstanding common shareholders shall retain 2.75% ownership of the common equity (“Common Shareholder Interest”);

7. A to-be-determined amount of equity shall be made available for directors, management and employee incentives as determined by the new Board following the consummation of the Proposed Restructuring (the “MIP”); and

8. All existing warrants and options of the Company shall be cancelled upon the consummation of the Proposed Restructuring.

As an example, if the Common Shareholder Interest is 2.75%, then (i) each Lender shall receive its pro rata portion of 48.625% of the outstanding common shares based on the principal amount of Secured Debentures held by such Lender, and (ii) each Unsecured Debenture Holder shall receive its pro rata portion of 48.625% of the outstanding common shares based on the principal amount of Unsecured Debentures held by such Lender, in each case calculated prior to any anticipated dilution to all holders of common shares from any MIP.

Transaction Implementation	The Proposed Restructuring will be pursued pursuant to an arrangement process under the Business Corporations Act (British Columbia) (“BCBCA”) as determined and agreed by the Lenders, Initial Consenting Debenture Holders and Company. In the event that either (i) the requisite shareholder approval is not obtained or, (ii) the Parties agree to seek the approval of the Arrangement by the Court notwithstanding a failure, if any, to obtain shareholder approval, and the Court does not approve the Arrangement, then the Proposed Restructuring shall be pursued pursuant to proceedings commenced by the Company for approval of a pre-packaged plan of arrangement on the terms set forth herein under the Companies’ Creditors Arrangement Act; provided that in a CCAA proceeding, the Common Shareholder Interest shall be nil.

Interim Financing:

Certain of the Lenders shall provide $14 million of Interim Financing to the Borrower on substantially the same terms as the Restructured Senior Debt and 5% OID (principal to be grossed up for OID). Interim Financing shall be funded to the Borrower within 3 Business Days of signing the RSA, which shall include as exhibits the requisite financing documentation under the existing Secured Debenture Purchase Agreement including an agreement on a budget, all in form satisfactory to the Lenders, Initial Consenting Debenture Holders and Company, each in their sole discretion. In the event of a CCAA proceeding, Interim Financing amount will be increased by $1million to be funded in accordance with an approved budget pursuant to the terms of the RSA. Any additional funding would be in Lender’s sole discretion, with the prior written consent of the Initial Consenting Debenture Holders.

The amounts of the Interim Financing advanced to the Company shall be converted into and the principal balance shall be added to the Restructured Senior Debt amount above upon consummation of the Proposed Restructuring.

C – 3	Restructuring Support Agreement

Maintenance of Status	Following implementation of the Proposed Restructuring, the Company shall remain a reporting issuer in each province of Canada in which it is currently a reporting issuer and the Company will take all such actions as are commercially reasonable, subject to the Company being able to satisfy applicable listing and public float and public holder requirements, to maintain a listing of its common shares on the Canadian Securities Exchange (the “CSE”) or such other recognized stock exchange acceptable to the Lenders, Initial Consenting Debenture Holders and Company. For the purpose of this Term Sheet, “public float” and “public holder” have the meanings ascribed thereto in the CSE’s Policy 1 – Interpretation and General Provisions. For the avoidance of doubt, the NEO Exchange Inc. is a recognized stock exchange that is acceptable to the Lenders, Initial Consenting Debenture Holders and the Company.

Governance/ Management:

Upon execution of the RSA (and so long as the RSA has not been terminated) the Company will (i) use commercially reasonable efforts to optimize operations of the business, including controlling and monitoring costs (the “Optimization Efforts”), (ii) engage Gene Davis of Pirinate Consulting Group, LLC as an advisor to the Company, on terms acceptable to the Lenders, Initial Consenting Debenture Holders and the Company,[2] and to assist the Company in connection with the Optimization Efforts, and (iii) permit the Initial Consenting Debenture Holders to have Zachary Arrick sit as a Board observer to participate in Board meetings on the same terms on which the current Board observers appointed by the Lenders serve. Nothing herein shall in any way affect the existing Board observer rights of the Lenders.

[2]	The terms of such advisor’s engagement will include (i) a limit on the fees paid to such advisor of USD$30,000 per month, and (ii) termination of such engagement on the earlier of (A) termination of the RSA, (B) implementation of the Proposed Restructuring, or (C) six (6) months.

C – 4	Restructuring Support Agreement

Upon implementation of the Proposed Restructuring, the board of directors (“Board”) will be constituted as follows:

●     Lenders – three (3) nominees

●     Initial Consenting Debenture Holders – three (3) nominees (one; one by; one by)

●     CEO to be the 7th member of the Board. CEO to be agreed upon by the Lenders and Initial Consenting Debenture Holders’ nominees.

Board compensation to be decided by the new Board. The Board will determine how to capitalize the business in the future.

Key executives and day-to-day management of the Company and its subsidiaries will be subject to further determination.

Voting Structure; Sacred Rights:

The Parties will enter into a shareholder or voting agreement effective as of the date of the issuance of the Equity Consideration setting forth corporate governance matters including the nomination rights above and the following:

Any decision of the Company involving (i) issuance of voting equity shares, (ii) any related party transactions or (iii) amendments to the Restructured Senior Debt or Preferred Equity shall at all times require the approval of 5 of 7 directors of the new Board or such other approval thresholds as the Parties may agree.

For a period of three (3) years following the consummation of the Proposed Restructuring, (i) the Lenders’ Equity Consideration may not be used to vote more than 35.78% of the issued and outstanding common shares (the shares excluded from voting are also removed from the total amount of issued and outstanding common shares for purposes of determining voting percentage), (ii) nor may the Lenders in aggregate hold more than 49% of the Company’s outstanding common shares without approval from the Board.

Regulatory Approval:	The Lenders, Initial Consenting Debenture Holders and the Company (and its officers and directors) shall cooperate to obtain necessary regulatory approval from state regulatory agencies to effect the Proposed Restructuring. The Parties shall enter into transition service agreements and/or other agreements as may be necessary during the regulatory approval period (to be identified during negotiations and prior to entering into definitive agreements). The Parties will cooperate in exploring implementation options that minimize regulatory approval requirements and risks.

C – 5	Restructuring Support Agreement

Restructuring Support Agreement	which holders hold at least 75% of the principal amount of the Unsecured Debentures (those holders being referred to as the “Initial Consenting Debenture Holders”), the Lenders and Company and shall enter into a RSA to outline the terms and conditions of support, requisite milestones and means of implementation of the Proposed Restructuring.

Definitive Documentation

All definitive documentation necessary in connection with and to implement the Proposed Restructuring, including but not limited to all requisite court materials, plans, circulars, court orders, meeting materials, transaction and financing documentation, transition services agreements and other documentation in connection with all of the foregoing, shall be acceptable to each of the Lenders, Initial Consenting Debenture Holders and the Company, each acting reasonably.

The Parties will seek to implement the transactions described herein, including the revised capital structure, in a tax efficient manner acceptable to the Parties.

Releases	Plan of Arrangement and Court order approving arrangement to provide for broad mutual releases among and for the benefit of the Company, Credit Parties, Lenders and Unsecured Debenture Holders, and their respective subsidiaries, officers, directors, employees, financial advisors, legal counsel and agents, in a form customary for a transaction of this nature.

Waiver of Events of Default /	Upon the Effective Date of the RSA and subject to the terms thereof, the Collateral Agent, the Lenders and the Consenting Debenture Holders shall agree to forbear from further exercising any rights or

Withdrawal of UCC Process

remedies in connection with any Events of Default that now exist or may in future arise under the Unsecured Debentures or under the Secured Debenture Purchase Agreement or any other transaction agreement delivered in connection therewith or any other agreement to which the Collateral Agent, Lenders or Consenting Debenture Holders are party with the Company (the “Defaults”), and shall take such steps as are necessary to stop any current or pending enforcement efforts in relation thereto including but not limited to the Notice of Disposition of Collateral and Public Sale issued by Gotham Green Admin 1, LLC and dated June 25, 2020 (the “UCC Sale Process”).

Upon consummation of the Proposed Restructuring and subject to the terms of the RSA, the Collateral Agent, Lenders and Consenting Debenture Holders shall have irrevocably waived all Defaults, and the Collateral Agent and Lenders shall have taken all steps required to withdraw, revoke and/or terminate the UCC Sale Process.

C – 6	Restructuring Support Agreement

EXECUTION COPY

Schedule D – Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement is made as of the date below (the “Joinder Agreement”) by the undersigned (the “Consenting Debtholder”) in connection with the restructuring support agreement dated July [X], 2020 (the “Support Agreement”) among (i) iAnthus Capital Holdings, Inc. (“iAnthus”), (ii) the Subsidiaries (as defined in the Support Agreement), (iii) each of the signatories to the Support Agreement that is a Lender (as defined in the Support Agreement), and (iv) each of the Consenting Debenture Holder (as defined in the Support Agreement) party thereto. Capitalized terms used herein have the meanings assigned in the Support Agreement unless otherwise defined herein.

RECITALS:

A.	The Support Agreement allows holders of transferred Relevant Unsecured Debt, Debenture Holder Relevant Shares, Relevant Secured Debt, Tranche 4 Debentures and/or Lender Relevant Shares to become a party thereto by executing a Joinder Agreement.

B.	Sections 1.5 and 1.6 of the Support Agreement require that, contemporaneously with a Transfer of any (i) Relevant Unsecured Debt and/or Debenture Holder Relevant Shares by a Consenting Debenture Holder, and (ii) Relevant Secured Debt, Tranche 4 Debentures and/or Lender Relevant Shares by a Lender, respectively, to a transferee who is not already a Consenting Debenture Holder or Lender, as applicable, such transferee shall execute and deliver this Joinder Agreement.

C.	The Consenting Debtholder wishes to be bound by the terms of the Support Agreement on the terms and subject to the conditions set forth in this Joinder Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consenting Debtholder agrees as follows:

1.	The Consenting Debtholder hereby agrees to be fully bound as a Consenting Debenture Holder or Lender, as applicable, under the Support Agreement in respect of the Relevant Unsecured Debt, Debenture Holder Relevant Shares, Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares that are identified on the signature page hereto, and hereby represents and warrants that the Relevant Unsecured Debt, Debenture Holder Relevant Shares, Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares set out on the signature page constitute all of the Relevant Unsecured Debt, Debenture Holder Relevant Shares, Relevant Secured Debt, Tranche 4 Debentures or Lender Relevant Shares, as applicable, that are legally or beneficially owned by such Consenting Debtholder or which such Consenting Debtholder has the sole power to vote or dispose of.

2.	The Consenting Debtholder hereby represents and warrants to each of the other Parties that the representations and warranties set forth in Section 1.2 or 1.3 of the Support Agreement, as applicable, are true and correct with respect to such Consenting Debtholder as if given on the date hereof.

D – 1	Restructuring Support Agreement

3.	Except as expressly modified hereby, the Support Agreement shall remain in full force and effect, in accordance with its terms.

4.	This Joinder Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to the principles of conflicts of law.

5.	This Joinder Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Remainder of this page intentionally left blank; signature page to follow]

D – 2	Restructuring Support Agreement

STRICTLY CONFIDENTIAL

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of , 2020.

[NAME OF CONSENTING
DEBTHOLDER]

By:
Name:
Title:

Jurisdiction of residence for legal purposes:

Email:

Address:

Principal Amount of Relevant [Unsecured/Secured Debt/ Tranche 4 Debentures]
$
Number of [Debenture Holder/Lender] Relevant Shares

D – 3	Restructuring Support Agreement

EXECUTION COPY

Schedule E – CCAA Proceedings Terms And Timeline

In the event that the Company commences a CCAA Proceeding, then:

(a)	the Recapitalization Transaction shall be implemented on substantially the same terms as set forth in this Support Agreement, the Term Sheet, the Plan, with any necessary amendments as the structure and implementation of the Recapitalization Transaction may reasonably require pursuant to a CCAA Proceeding and as iAnthus, the Lenders and the Initial Consenting Debenture Holders may agree, each acting reasonably, and in accordance with the terms and timelines set forth herein; provided that the holders of the Existing Shares shall, after implementation of the Recapitalization Transaction, be entitled to no recovery;

(b)	the Initial CCAA Order shall include, among other things: (a) appointment of FTI Consulting Canada Inc. as CCAA Monitor, (b) a super-priority Administration Charge in the amount of $5,500,000 that ranks ahead of the Secured Debentures and the Interim Financing and shall secure the fees and expenses the Company Advisors and the Creditor Advisors, (c) a super-priority Directors and Officers Charge in the amount of $3,000,000 that ranks ahead of the Secured Debentures, (d) provisions confirming that the votes cast in favour of the Plan in the Arrangement Proceedings shall stand as votes in favour of the CCAA Plan filed in the CCAA Proceeding, which shall be in form reasonably acceptable to the Company, the Lenders and the Initial Consenting Debenture Holders to implement a recapitalization and restructuring plan under the CCAA consistent in all respects with the Term Sheet, in which case the Lenders and Consenting Debenture Holders shall support and vote in favour of such CCAA Plan in the same manner and to the same extent they have agreed to support the transactions under a Plan, (e) a provision staying proceedings against the iAnthus Parties; (f) authority to continue to pay the accounts of the Creditor Advisors during the CCAA Proceeding, (g) a provision calling for meetings, if necessary, of the holders of the applicable secured and unsecured claims to cast votes for the CCAA Plan (the foregoing (d) and (g), the “CCAA Solicitation”);

(c)	the CCAA Solicitation shall be completed within no later than 21 Business Days after the commencement of the CCAA Proceeding. If the statutory requisite thresholds for approval of the CCAA Plan are achieved at the applicable meetings of creditors, the Company shall file an application for an order for sanction of the CCAA Plan, which order shall be in form reasonably acceptable to the Company, the Lenders and the Initial Consenting Debenture Holders (the “CCAA Sanction Order”) no later than three (3) Business Days from the date such thresholds are achieved;

(d)	to the extent that the Company fails to commence a CCAA Proceeding in accordance with the terms hereof, within five (5) Business Days of the deadlines set forth herein, the Lenders or any of the Initial Consenting Debenture Holders shall be entitled to seek the entry of the Initial CCAA Order containing the provisions described herein and the Company and its subsidiaries or affiliates shall not contest the granting of such relief;

E – 1	Restructuring Support Agreement

(e)	the implementation of the Recapitalization Transaction pursuant to the CCAA Plan shall occur no later than the Outside Date; and

(f)	the Company and the Lenders, with the consent of the Initial Consenting Debenture Holders, will amend the Amended Secured Debenture Purchase Agreement, and the Interim Financing Budget, as reasonably necessary, to fund the CCAA Proceedings and the incremental professional costs of the Company Advisors and the Creditor Advisors, including the costs of the CCAA Monitor and its counsel, up to an additional US$1,000,000 subject to an approved budget; provided, however, that any further amounts shall be funded in the Lenders’ sole discretion, with the prior written consent of the Initial Consenting Debenture Holders.

E – 2	Restructuring Support Agreement

EXECUTION COPY

Schedule F – Form of Drawdown Request

DRAWDOWN REQUEST

TO:	THE LENDERS (AS DEFINED BELOW)

FROM:	iANTHUS CAPITAL MANAGEMENT, LLC (the “Borrower”)

DATE:	●,2020

Pursuant to the restructuring support agreement dated as of July ●, 2020 (as amended, restated and otherwise modified from time to time, the “RSA”) among, inter alios, the Borrower and Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., Gotham Green Admin 1, LLC, Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., Gotham Green Credit Partners SPV I, L.P., Gotham Green Partners SPV V, L.P., Pura Vida Master Fund, Ltd., Pura Vida Master Fund, Ltd., and Parallax Master Fund, L.P. (collectively, the “Lenders”) and the Amended Secured Debenture Purchase Agreement (as defined in the RSA), the Borrower is required as a condition precedent to each advance under the Amended Secured Debenture Purchase Agreement to deliver this Drawdown Request to the Lenders. Unless otherwise defined herein, all capitalized terms used in this Drawdown Request will have the meanings given to such terms in the RSA.

The Borrower hereby certifies that:

(a)	the advance requested under this Drawdown Request is and the proceeds therefrom shall be used in accordance with the Interim Financing Budget;

(b)	the applicable representations and warranties set forth in Article 4 of the Amended Secured Debenture Purchase Agreement are true and accurate in all material respects as of the date hereof, as though made on and as of the date hereof;

(c)	the iAnthus Parties are in compliance with the applicable covenants and applicable terms and conditions set forth in the Amended Secured Debenture Purchase Agreement, other than those that have been waived in writing by the Lenders; and

(d)	no Event of Default under the Amended Secured Debenture Purchase Agreement has occurred and is continuing nor will the making of the requested advance result in the occurrence of any such event.

The Borrower hereby requests the Lenders’ consent to an advance under the Interim Financing by way of a disbursement from the Loan Account as follows:

Date of advance:	[●]

Amount of advance:	[●]

Bank account information:	[●]

F – 1

IN WITNESS WHEREOF the undersigned has executed this Drawdown Request on the date first above written.

iANTHUS CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Accepted and approved by the undersigned on this ___day of __, 2020.

[GOTHAM GREEN ADMIN 1, LLC, as Collateral Agent] or [Davies, Ward, Phillips and Vineberg LLP, as designated representative of the Lenders]

By:
Name:
Title:

F – 2

EXECUTION COPY

Schedule G – Amended Secured Debenture Purchase Agreement

G – 1	Restructuring Support Agreement

EXECUTION COPY

Schedule H – Interim Financing Budget

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H – 1	Restructuring Support Agreement